Exhibit 10.67

Dated as of September 30, 2004

MCG COMMERCIAL LOAN TRUST 2004–1,

Issuer,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Indenture Trustee.

INDENTURE

MCG Commercial Loan Trust Notes, Series 2004–1

	Capital Expenditures	22
	Restricted Payments	22
	Notice of Events of Default	23
	Further Instruments and Acts	23
	Statements to Noteholders	23
	Grant of Substitute Loans	24
	Determination of Note Rate	24

4.	THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE	24
	The Notes	24
	Registration of Transfer and Exchange of Notes	24
	Mutilated, Destroyed, Lost or Stolen Notes	38
	Payment of Principal and Interest; Defaulted Amount	39
	Tax Treatment	41
	Satisfaction and Discharge of Indenture	41
	Termination Upon Distribution to Noteholders	41
	Application of Amounts Held in Trust	43
	Repayment of Amounts Held by Paying Agent	43
	No Gross-Up	43

5.	REMEDIES	43
	Events of Default	43
	Acceleration of Maturity; Rescission and Annulment	45
	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee	46
	Remedies; Priorities	48
	Optional Preservation of the Indenture Collateral	51
	Limitation of Suits	51
	Unconditional Rights of Noteholders To Receive Principal and Interest	52
	Restoration of Rights and Remedies	53
	Rights and Remedies Cumulative	53
	Delay or Omission Not a Waiver	53
	Control by Noteholders	53
	Waiver of Past Defaults	54
	Undertaking for Costs	54
	Waiver of Stay or Extension Laws	55
	Sale of Indenture Collateral	55
	Action on Notes	56
	Performance and Enforcement of Certain Obligations	56

6.	THE INDENTURE TRUSTEE	57
	Duties of Indenture Trustee	57
	Rights of Indenture Trustee	59
	Individual Rights of Indenture Trustee	59
	Indenture Trustee’s Disclaimer	60
	Notice of Event of Default	60
	Reports by Indenture Trustee to Holders	60
	Compensation and Indemnity	60

	Replacement of Indenture Trustee	61
	Successor Indenture Trustee by Merger	62
	Appointment of Co-Indenture Trustee or Separate Indenture Trustee	63
	Eligibility; Disqualification	64
	Representations, Warranties and Covenants of Wells Fargo	65
	Directions to Indenture Trustee	66

7.	NOTEHOLDERS’ LISTS AND REPORTS	66
	Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders	66
	Preservation of Information; Communications to Noteholders	66
	Fiscal Year	67

8.	TRUST ACCOUNTS, DISBURSEMENTS AND RELEASES	67
	Collection of Money	67
	Accounts	67
	Opinion of Counsel	68
	Release of Indenture Collateral	68
	Remedies for Misrepresentations of MCG in Commercial Loan Sale Agreement; Release of Certain Indenture Collateral Upon Payment of Deposit Transfer Amount	68
	Surrender of Notes Upon Final Payment	69

9.	SUPPLEMENTAL INDENTURES	69
	Supplemental Indentures Without Consent of Noteholders	69
	Supplemental Indentures With Consent of Noteholders	71
	Notice of Supplemental Indentures to Noteholders	72
	Execution of Supplemental Indentures	72
	Effect of Supplemental Indenture	72
	Reference in Notes to Supplemental Indentures	72

10.	REDEMPTION	73
	Optional Redemption and Tax Redemption	73
	Notice of Optional Redemption or Tax Redemption	75
	Manner of Notice of Optional Redemption or Tax Redemption or Maturity	75
	Notes Payable on Redemption Date	76
	Principal Prepayment; Special Redemption; Effective Date Ratings Downgrade	77

11.	NOTEHOLDER RELATIONS	78
	Subordination	78
	Standard of Conduct	80

12.	MISCELLANEOUS	80
	Compliance Certificates and Opinions, etc.	80
	Form of Documents Delivered to Indenture Trustee	81
	Acts of Noteholders	82
	Notices, etc., to Indenture Trustee and Others	83
	Notices to Noteholders; Waiver	83
	Alternate Payment and Notice Provisions	84

Effect of Headings	84
Successors and Assigns	84
Severability	84
Benefits of Indenture	84
Legal Holidays	84
Governing Law; Submission to Jurisdiction	85
Counterparts	85
Issuer Obligation	85
No Petition	86
Inspection; Confidentiality	86
Limitation of Liability	86

Exhibit A-1	Form of Class A-1 Rule 144A Global Note
Exhibit A-2	Form of Class A-1 Regulation S Global Note
Exhibit A-3	Form of Class A-2 Rule 144A Global Note
Exhibit A-4	Form of Class A-2 Regulation S Global Note
Exhibit B-1	Form of Class B Rule 144A Global Note
Exhibit B-2	Form of Class B Regulation S Global Note
Exhibit C	Form of Class C Rule 144A Individual Note
Exhibit D	Form of Class D Rule 144A Individual Note
Exhibit E	Form of Rule 144A Global Note Transfer Certificate
Exhibit F	Form of Regulation S Global Note Transfer Certificate
Exhibit G	Form of Class D Note Transfer Certificate
Exhibit H	Form of Noteholder Certificate

THIS INDENTURE, dated as of September 30, 2004 (as amended, modified, restated, replaced, substituted, supplemented, waived or extended from time to time, this Indenture), between MCG COMMERCIAL LOAN TRUST 2004–1, a Delaware statutory trust (the Issuer), and WELLS FARGO BANK, NATIONAL ASSOCIATION (Wells Fargo), not in its individual capacity, except as herein expressly provided, but solely in its capacity as the Indenture Trustee (together with its successors and assigns, in such capacity, the Indenture Trustee).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the issuance of the Notes as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Senior Noteholders, the Servicer, the Backup Servicer and the Indenture Trustee (collectively, the Secured Parties). The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, on behalf of and for the benefit of the Secured Parties, subject to the terms of this Indenture and the other Transaction Documents, a continuing security interest in all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, all general intangibles, instruments and investment property (other than the Retained Interest) of any type or nature owned by it, including:

(a)	the Initial Loan Assets (related to or in connection with all Loans listed as of the Closing Date on the initial List of Loans delivered pursuant to Section 2.2(d) of the Sale and Servicing Agreement) which the Issuer causes to be delivered directly or indirectly (through a Securities Intermediary) to the Indenture Trustee herewith, all payments thereon or with respect thereto, and all Additional Loan Assets and Substitute Loan Assets delivered directly or indirectly (through a Securities Intermediary) to the Indenture Trustee after the Closing Date pursuant to the terms of, in the case of the Initial Loan Assets, the Sale and Servicing Agreement and, in the case of the Additional Loan Assets and Substitute Loan Assets, the applicable Subsequent Transfer Agreement, and in each and every case, all payments thereon or with respect thereto;

(b)	the Accounts and Permitted Investments purchased with funds standing to the credit of the Accounts and all income from the investment of funds therein;

(c)	the Sale and Servicing Agreement and the Account Control Agreement;

(d)	all Cash delivered to the Indenture Trustee (directly or through a Securities Intermediary); and

(e)	all proceeds, accessions, profits, income benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Issuer described in the preceding clauses (collectively, the Indenture Collateral).

Such Grants are made to the Indenture Trustee to hold in trust, to secure the Senior Notes equally and ratably without prejudice, priority or distinction between any Class of Senior Notes, except as expressly provided in this Indenture and the Sale and Servicing Agreement, and to secure (i) the payment of all other sums payable under this Indenture and the Sale and Servicing Agreement and (ii) compliance with the provisions of this Indenture and the other Transaction Documents, all as provided in this Indenture and the Transaction Documents (collectively, the Secured Obligations).

Except to the extent otherwise provided in this Indenture, the Issuer does hereby constitute and irrevocably appoint the Indenture Trustee the true and lawful attorney of the Issuer, with full power (in the name of the Issuer or otherwise), to exercise all rights of the Issuer with respect to the Indenture Collateral held for the benefit and security of the Secured Parties and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all amounts and claims for amounts due and to become due under or arising out of any of the Indenture Collateral held for the benefit and security of the Secured Parties, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings that the Indenture Trustee may deem to be necessary or advisable in the premises. The power of attorney granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Indenture Trustee’s interest in the Indenture Collateral held for the benefit and security of the Secured Parties and shall not impose any duty upon the Indenture Trustee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the Secured Obligations.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the law of the State of New York. Upon the occurrence of any Event of Default and in addition to any rights available under this Indenture or any other instruments included in the Indenture Collateral held for the benefit and security of the Secured Parties or otherwise available at law or in equity, the Indenture Trustee shall have all rights and remedies of a secured party on default under the NYUCC and other Requirements of Law to enforce the security interests Granted hereby and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public or private sale.

It is expressly agreed that anything therein contained to the contrary notwithstanding, the Issuer shall remain liable under any instruments included in the Indenture Collateral to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and except as otherwise expressly provided herein, the Indenture Trustee shall not have any obligations or liabilities under such instruments by reason of or arising out of this Indenture, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to such instruments or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The designation of the Securities Intermediary maintaining any Account as the transferee in any transfer document or record is intended and shall be deemed to refer to such Securities Intermediary as custodian on behalf and for the benefit of the Issuer, subject to the security interest and rights of the Indenture Trustee hereunder.

The designation of the Indenture Trustee as the transferee in any transfer document or record is intended and shall be deemed to refer to the Indenture Trustee as custodian on behalf of the Issuer, subject to the security interest and right of the Indenture Trustee hereunder.

The Indenture Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein such that the interests of the Secured Parties may be adequately and effectively protected.

1. DEFINITIONS

Definitions

1.1 Certain defined terms used throughout this Indenture are defined above or in this Section 1.1. In addition, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Sale and Servicing Agreement (as defined below), which are incorporated by reference herein.

Applicable Procedures has the meaning given to such term in subsection 4.2(j)(i).

Applicable Redemption Price means, with respect to any Redemption Date (a) with respect to any Senior Note, an amount equal to the sum of (i) the Outstanding Principal Balance of such Senior Note on such Redemption Date and (ii) any unpaid interest thereon accrued at the Note Interest Rate for such Senior Note (including any related Defaulted Amount and interest on such Defaulted Amount) through such Redemption Date and (b) in connection with the redemption of the Class D Notes, an amount equal to the proceeds of the Indenture Collateral remaining after giving effect to the redemption of the Senior Notes in accordance with Section 7.5(a) of the Sale and Servicing Agreement and the payment of all other amounts payable prior to payments to the Class D Noteholders in accordance with Section 7.5(a) of the Sale and Servicing Agreement pro rata with respect to each Class D Noteholder based on the Outstanding Principal Balance of Class D Notes owned by such Noteholder.

Authorized Newspaper means a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

Authorized Officer means, with respect to any Person, any person who is authorized to act for such Person in matters relating to the Transaction Documents and whose action is binding upon such Person. With respect to the Issuer, any officer of the Owner Trustee who is authorized, pursuant to the Trust Agreement, to act for the Owner Trustee in matters relating to the Issuer. With respect to the Trust Depositor or the Servicer, initially those individuals the names of whom are listed as Authorized Officers in the applicable incumbency certificate delivered on the Closing Date (as such list may be modified or supplemented from time to time thereafter). With respect to the Indenture Trustee, any officer whose name is listed on the incumbency certificate delivered on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Beneficial Owner means, with respect to a Note, the Person who is the beneficial owner of such Note, as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository), as the case may be.

Call Period means the period commencing on (and including) the Remittance Date upon which the Outstanding Principal Balance of the Class A Notes is equal to or less than 20% of the Outstanding Principal Balance of the Class A Notes on the Closing Date; provided that so long as any Class A-1 Notes are Outstanding, the Call Period shall not commence earlier than the Remittance Date occurring in April 2007.

Certificate Account has the meaning given to such term in Section 5.1 of the Trust Agreement.

Certificate Registrar means initially, the Indenture Trustee, and thereafter, any successor appointed pursuant to the Trust Agreement.

Clearstream means Clearstream Banking, a société anonyme, a limited liability company organized under the laws of Luxembourg.

Corporate Trust Office means in the case of Owner Trustee: Wilmington Trust Company, One Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration and in the case of the Indenture Trustee: Wells Fargo Bank, National Association, Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services/Asset Backed Administration, or at such other address as the Owner Trustee or the Indenture Trustee may designate from time to time by notice to the Issuer and the Servicer, or the principal corporate trust officer of any successor Owner Trustee or Indenture Trustee at the address designated by such successor by notice to the Issuer and the Servicer.

Default means any occurrence that is, or with the lapse of time, notice or both would (unless cured or waived) become, an Event of Default.

Depository means DTC or its successors or assigns.

Depository Participant means a Person from or to whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Direct Participant means any broker-dealer, bank or other financial institution for whom the nominee of the Depository holds an interest in any Note.

DTC means The Depository Trust Company and its successors and assigns.

DTC Custodian means the custodian appointed by DTC and identified by DTC to the Indenture Trustee.

DUCC means the UCC as in effect from time-to-time in the State of Delaware.

Entitlement Holder has the meaning given to such term in Section 8-102(a)(7) of the NYUCC.

Entitlement Order has the meaning given to such term in Section 8-102(a)(8) of the NYUCC.

ERISA means The Employee Retirement Income Security Act of 1974, as amended, or any successor legislation thereto.

Event of Default has the meaning set forth in Section 5.1.

Expected Sale Proceeds means the sum of the proceeds as measured by the market value of each type of Indenture Collateral (as set out in the table below) multiplied by the applicable factor (as set out in the table below, without interpolation) based on the number of Business Days that will elapse from (but not including) the date of certification by the Servicer in respect of the sale of the Indenture Collateral pursuant to Section 10.1(d) through the date of the contemplated sale of such Indenture Collateral as measured by the expected trade date; provided that, for any sale in which a sale agreement has been entered into and such agreement satisfies the requirements of Section 10.1(d)(i), the applicable factor will be 100%:

Number of Business Days for Sale of Collateral after Certification

Collateral Type	Same Day	One to Two Business Days	Three to Five Business Days	Six to Fifteen Business Days
Cash or Permitted Investments	100%	100%	100%	100%
Loans	100%	93%	92%	88%

Financial Asset has the meaning given to such term in Section 8-102(a)(9) of the NYUCC.

FRB means the Board of Governors of the Federal Reserve System.

General Intangible has the meaning given to such term in Section 9-102(a)(42) of the DUCC.

Global Note means any Note registered in the name of the Depository or its nominee, beneficial interests of which are reflected on the books of the Depository or on the books of a Person maintaining any account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). The Global Notes shall include the Rule 144A Global Notes and the Regulation S Global Notes.

Grant means to mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a Lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of Indenture Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Indenture Collateral has the meaning given to such term in the Granting Clauses.

Indenture Trustee has the meaning given to such term in the preamble.

Indirect Participant means any financial institution for whom any Direct Participant holds an interest in any Note.

Individual Note means the Class C Notes and the Class D Notes registered in the name of the legal and beneficial holders thereof.

Instrument has the meaning given to such term in Section 9-102(a)(47) of the NYUCC.

Investment Property has the meaning given to such term in Section 9-102(a)(49) of the NYUCC.

Irish Paying Agent means NCB Stockbrokers Limited and its successors and assigns.

Issuer has the meaning given to such term in the preamble.

Issuer Order means a written order or request signed in the name of the Issuer by any one of its Authorized Officers or by the Servicer on behalf of the Issuer pursuant to the Sale and Servicing Agreement and delivered to the Indenture Trustee.

Letter of Representations means the Letter of Representations, dated September 29, 2004 between the Issuer and the Depository.

Majority means, with respect to any Notes of any Class, the Holders of more than 50% of the Outstanding Principal Balance of the Notes of such Class.

MCG means MCG Capital Corporation, together with its successors and assigns.

Note Legend means, with respect to any Class of Notes, the legend for such Class set forth in the related form of Note attached hereto as Exhibit A-1, A-2, A-3, A-4, B-1, B-2, C or D, as applicable.

Note Register has the meaning given to such term in Section 4.2.

Note Registrar has the meaning given to such term in Section 4.2.

NYUCC means the UCC as in effect in the State of New York.

Opinion or Opinion of Counsel means a written opinion of counsel, who may, without limitation, be counsel for MCG, such counsel to be acceptable to the Indenture Trustee in its reasonable determination and experienced in matters relating thereto.

Optional Redemption has the meaning given to such term in Section 10.1(a).

Outstanding means as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

(a)	Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course; and

(b)	Notes theretofore canceled by the Note Registrar or delivered to the Indenture Trustee for cancellation.

Owner means each Holder of a Note.

Owner Trustee means Wilmington Trust Company, not in its individual capacity but solely as trustee of the Issuer under the Trust Agreement, and any successor Owner Trustee thereunder.

Paying Agent means, with respect to the Notes, any paying agent or co-paying agent appointed pursuant to Section 3.3 of this Indenture, which initially shall be the Indenture Trustee, and at any time when any Class of Senior Notes is listed on the Irish Stock Exchange, NCB Stockbrokers Limited. With respect to the Certificates, any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement, which initially shall be Wells Fargo.

Percentage Interest means (a) with respect to a Class A Note, Class B Note, Class C Note or Class D Note, the fraction, expressed as a percentage, the numerator of which is the denomination represented by such Class A Note, Class B Note, Class C Note or Class D Note and the denominator of which is the Outstanding Principal Balance of the Class A Notes, Class B Notes, Class C Notes or Class D Notes, respectively, in each case on the Closing Date, as the case may be and (b) with respect to a Certificate, the percentage set forth on the face thereof.

Plan has the meaning given to such term in subsection 4.2(t).

Principal Prepayment: The meaning specified in Section 10.5(a).

Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.

Qualified Institutional Buyer has the meaning ascribed to such term in Rule 144A under the Securities Act.

Redemption Date: Any Remittance Date following the Closing Date on which any of the Notes and Certificates are to be redeemed in whole.

Redemption Date Statement has the meaning given to such term in Section 10.3.

Regulation S means Regulation S under the Securities Act.

Regulation S Global Notes means the Senior Notes sold in offshore transactions in reliance on Regulation S and represented by one or more Global Notes deposited with the Depository.

Regulation S Investor means a transferee of a Regulation S Global Note pursuant to Regulation S.

Regulation S Transfer Certificate means a letter substantially in the form attached to this Indenture as Exhibit F.

Restricted Period means the 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Senior Notes are first offered to Persons other than the Initial Purchaser and any other distributor (as such term is defined in Regulation S) of the Senior Notes and (b) the Closing Date.

Rule 144A Transfer Certificate means a letter substantially in the form attached to this Indenture as Exhibit E.

Rule 144A Global Notes means the Senior Notes sold within the United States to U.S. Persons, in the form of Global Notes, deposited with the Depository.

Rule 144A Notes means the Rule 144A Global Notes and the Individual Notes.

Sale has the meaning given to such term in Section 5.15.

Sale and Servicing Agreement means the Sale and Servicing Agreement, dated as of September 30, 2004, between the Issuer, MCG Finance IV, LLC, MCG Capital Corporation and Wells Fargo as Indenture Trustee and Backup Servicer.

Securities Act means the Securities Act of 1933, as amended.

Securities Intermediary has the meaning given to such term in Section 8-102(a)(14) of the NYUCC.

Security Entitlement has the meaning given to such term in Section 8-102(a)(17) of the NYUCC.

Series means 2004—1.

Servicer’s Certificate means the certificate as defined in Section 9.2 of the Sale and Servicing Agreement.

Servicing Officer means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Loans whose name appears on a list of servicing officers furnished to the Indenture Trustee by the Servicer, as such list may from time to time be amended.

Tax Event: For purposes of a Tax Redemption, a Tax Event will occur if (a) any obligor of any Loan is, or on the next scheduled payment date under any Loan any obligor will be, subject to a Withholding Tax Event or (b) any jurisdiction imposes net income, profits or a similar tax on the Issuer.

Tax Materiality Condition: A condition that is satisfied if, during any twelve-month period, (a) a Withholding Tax Event results in the withholding of 5% or more of the Interest Collections scheduled to be received in any Interest Accrual Period, or (b) the aggregate amount of any net income, profits or similar tax imposed on the Issuer exceeds $4,000,000.

Tax Redemption has the meaning given to such term in Section 10.1(a)(ii).

Total Redemption Amount has the meaning given to such term in Section 10.1(d)(i).

Transferee Letter means the letter set forth in Exhibit E or Exhibit F to this Indenture, as applicable.

Trust Certificate means a certificate evidencing the beneficial interest of a Certificateholder in the Issuer, substantially in the form of Exhibit A attached to the Trust Agreement.

Trust Company means Wilmington Trust Company (and any successor thereto or assign thereof), in its individual capacity, and any other Person who shall act as Owner Trustee under the Trust Agreement, in its individual capacity.

Trust Indenture Act or TIA means the Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

U.S. Person has the meaning given to such term in Rule 902 of Regulation S of the Securities Act.

Withholding Tax Event: The occurrence of a change in or the adoption of any U.S. or foreign tax statute or treaty, or any change in or the issuance of any regulation (whether final, temporary or proposed), rule, ruling, practice, procedure or judicial decision or interpretation of the foregoing after the Closing Date which results in any portion of any payment due from any Obligor becoming properly subject to the imposition of U.S. or foreign withholding tax, unless fully compensated for by a “gross-up” provision under the applicable Underlying Note (or, if there is no Underlying Note, the related Loan Documents).

Rules of Construction

1.2 Unless the context otherwise requires:

(a)	an accounting term not otherwise defined has the meaning given to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

(b)	“or” is not exclusive;

(c)	“including” means including without limitation;

(d)	words in the singular include the plural and words in the plural include the singular;

(e)	any pronouns shall be deemed to cover all genders; and

(f)	any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified, waived or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

2. THE NOTES

Form, Authentication and Delivery of the Notes

2.1 The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the forms set forth in Exhibits A-1, A-2, A-3, A-4, B-1, B-2, C-1 and D with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the appropriate Authorized Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten or printed (without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

The terms of the Notes set forth in Exhibits A-1, A-2, A-3, A-4, B-1, B-2, C and D are part of the terms of this Indenture.

Execution, Authentication and Delivery

2.2 The Notes shall be executed on behalf of the Issuer by any of the Authorized Officers of the Owner Trustee. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall upon Issuer Order authenticate and deliver the Notes for original issue in an aggregate amount equal to the initial Outstanding Principal Balance of the Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes and Class D Notes, respectively as set forth in the definitions “Class A-1 Notes”, “Class A-2 Notes”, “Class B Notes”, “Class C Notes” and “Class D Notes”, respectively, in the Sale and Servicing Agreement.

Each Note issued on the Closing Date shall be dated the date of its authentication and each such Note shall be authenticated as of the Closing Date. The Notes shall be issuable as registered Notes in the minimum initial denominations of $500,000 and in integral multiples of $1,000 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Conditions Precedent

2.3 It shall be a condition to the issuance of the Notes by the Issuer that, on or before the Closing Date, the Indenture Trustee and the Issuer shall have received evidence of the satisfaction of all conditions precedent (other than those that have been waived in writing by the Indenture Trustee) set forth in Section 2.2 of the Sale and Servicing Agreement.

Transfer of Initial Loans to the Issuer

2.4 It shall be a condition to the issuance of the Notes by the Issuer that, on or before the Closing Date, the Initial Loans shall be transferred to the Issuer pursuant to the terms and subject to the satisfaction of the conditions set forth in the Commercial Loan Sale Agreement and the Sale and Servicing Agreement.

3. COVENANTS

Collection of Payments on Loans; Trust Accounts; Transfer of Loans and Permitted Investments

3.1 (a)	The Indenture Trustee shall ensure that each of the Accounts is established and maintained as an Eligible Account. If any institution at which any of the Accounts are established and maintained ceases to be a Qualified Institution, the Indenture Trustee shall within 10 Business Days establish a replacement account at a Qualified Institution after notice of such event. In no event shall the Indenture Trustee be responsible for monitoring whether any Qualified Institution shall remain a Qualified Institution. The Indenture Trustee shall make all payments of principal of and interest on the Senior Notes and all payments on the Class D Notes, subject to Section 3.3 and as provided in Section 3.5 herein, from any amounts standing to the credit of the Note Distribution Account.

(b)	The Issuer agrees to deliver, and the Indenture Trustee shall hold and maintain possession of, all Underlying Notes related to any Loans in physical form at its Corporate Trust Office.

(c)	Each time that the Issuer, or the Servicer on behalf of the Issuer, shall direct or cause the acquisition of any Loan, the Servicer (on behalf of the Issuer) shall deliver such Loan to the Indenture Trustee to be held by it in accordance with the terms of this Indenture.

(d)	The security interest of the Indenture Trustee created by this Indenture shall come into existence and continue in all Indenture Collateral acquired on or after the Closing Date. On the Closing Date and on each day any of the Indenture Collateral is acquired or otherwise becomes subject to the Lien of this Indenture, the Issuer represents and warrants to the Indenture Trustee as follows (which representations and warranties shall survive the execution of this Indenture):

(i)	This Indenture creates a valid and continuing security interest (as defined in the NYUCC) in the Indenture Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens, claims and encumbrances therein, and is enforceable as such as against creditors of, and purchasers from, the Issuer;

(ii)	The Indenture Collateral consists of (1) General Intangibles, (2) Instruments and (3) Investment Property. The parties hereto agree to treat each item of Investment Property as a Financial Asset credited to an Account;

(iii)	(a) the Issuer’s rights under the Sale and Servicing Agreement constitute General Intangibles and (b) the assets credited to the Accounts constitute Financial Assets;

(iv)	All Investment Property comprising part of the Indenture Collateral has been or upon acquisition by the Issuer will be credited to one of the Accounts. The Issuer, Wells Fargo and the Indenture Trustee have each agreed to treat all assets credited to any Account as Financial Assets pursuant to the terms of an Account Control Agreement. Each Account constitutes a Securities Account;

(v)	The Issuer has received all consents and approvals required by the terms of the Underlying Note (or, if there is no Underlying Note, the related Loan Documents) of each item of the Indenture Collateral to pledge to the Indenture Trustee its rights and interests in each item of the Indenture Collateral;

(vi)	In order to perfect the security interest in the Indenture Collateral Granted to the Indenture Trustee hereunder:

(A)	in the case of a Financial Asset standing to the credit of any Account, the Issuer will take all steps necessary to cause Wells Fargo to identify in its records the Indenture Trustee as the Entitlement Holder of the Security Entitlement with respect to each such Financial Asset;

(B)	in the case of an Instrument, the Issuer (or the Servicer on behalf of the Issuer) has delivered each such Instruments to the Indenture Trustee and the Indenture Trustee has agreed to maintain possession of such Instrument at its Corporate Trust Office;

(C)	in the case of a General Intangible, the Issuer has caused or will cause, within 10 days of the Closing Date, the filing of all appropriate financing statements in the office of the Secretary of State of the State of Delaware.

(vii)	No note evidencing an Instrument has any marks or notations indicating that such Instrument has been pledged, assigned or otherwise conveyed to any Person other than the Issuer (or the Indenture Trustee for the benefit of the Secured Parties);

(viii)	The Accounts are not in the name of any Person other than the Indenture Trustee. The Indenture Trustee has not consented to Wells Fargo complying with Entitlement Orders of any Person other than the Indenture Trustee and, in the case of the Principal and Interest Account only, the Servicer (so long as no Default, Event of Default or Servicer Default has occurred and is continuing);

(ix)	Other than the security interest Granted to the Indenture Trustee pursuant to this Indenture, the Issuer owns and has good and marketable title to the Indenture Collateral free and clear of any Lien, claim or encumbrance of any Person;

(x)	Other than the security interest Granted to the Indenture Trustee pursuant to this Indenture the Issuer has not pledged, assigned, sold or Granted a security interest in, or otherwise conveyed any of the Indenture Collateral. The Issuer has not authorized the filing of, and is not aware of, any financing statements against it that include a description of the Indenture Collateral other than any financing statement relating to the security interest Granted to the Indenture Trustee hereunder or that has been terminated; and

(xi)	The Issuer is not aware of any judgment, Pension Benefit Guaranty Corporation lien or tax lien filed against the Issuer.

The Indenture Trustee and the Issuer shall not, without satisfying the Rating Agency Condition, waive any of the representations and warranties set forth in this Section 3.1(d) or any breach thereof. The Issuer shall provide each Rating Agency and the Indenture Trustee with prompt written notice of any breach of the representations and warranties set forth in this Section 3.1(d) and upon receipt of any such notice, the Indenture Trustee shall promptly notify each Noteholder.

Maintenance of Office or Agency

3.2 The Issuer will maintain with the Indenture Trustee an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Funds for Payments To Be Held in Trust; Paying Agent

3.3 As provided in Section 3.1, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Distribution Account pursuant to Section 3.1 shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Note Distribution Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.3.

The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent will:

(a)	hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b)	give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Senior Notes;

(c)	at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d)	immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent as set forth in the Trust Agreement at the time of its appointment; and

(e)	comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer shall have for so long as any Senior Notes are listed on the Irish Stock Exchange, a Paying Agent for the payment of principal and interest on such Notes in Ireland and where notices and demands to or upon the Issuer in respect of such Notes or this Indenture may be served and where such securities may be surrendered for registration or transfer or exchange. The Issuer shall appoint NCB Stockbrokers Limited as Paying Agent for the payment of principal and interest with respect to only those securities listed on the Irish Stock Exchange.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such funds.

Subject to applicable laws with respect to escheat of funds, any funds held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on an Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such funds shall thereupon cease; provided that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such funds remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such funds then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Existence

3.4 The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the Statutory Trust Statute and all of the equity interests in the Issuer shall at all times be owned only by the Trust Depositor so long as any Senior Notes are Outstanding.

Payment of Principal and Interest on Senior Notes and Payments on Class D Notes

3.5 The Issuer shall duly and punctually pay the principal of and interest on the Senior Notes in accordance with the terms of such Senior Notes and shall make payments on the Class D Notes in accordance with the terms of the Class D Notes and, in each case, this Indenture and the Sale and Servicing Agreement. The Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Remittance Date deposited therein pursuant to the Priority of Payments to the applicable Noteholders. Amounts properly withheld under the Code or any applicable state law by any Person from a payment to any Noteholder of interest, principal or any other payments shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

Protection of Indenture Collateral

3.6 The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Secured Parties to be prior to all other Liens in respect of the Indenture Collateral, and the Issuer shall take or shall cause the Servicer to take all actions necessary to obtain and maintain, in favor of the Indenture Trustee for the benefit of the Secured Parties, a first Lien on and a first priority, perfected security interest in the Indenture Collateral. In connection therewith, pursuant to Section 2.6 of the Sale and Servicing Agreement, the Issuer shall cause to be delivered into the possession of the Indenture Trustee as pledgee hereunder, indorsed in blank, any Instruments evidencing any Loan which is part of the Indenture Collateral. The Indenture Trustee acknowledges and agrees that it holds the Indenture Collateral delivered to it pursuant to this Indenture and the Sale and Servicing Agreement for the benefit of the Secured Parties. The Indenture Trustee agrees to maintain continuous possession of such delivered instruments as pledgee hereunder until this Indenture shall have terminated in accordance with its terms or until, pursuant to the terms hereof or of the Sale and Servicing Agreement, the Indenture Trustee is otherwise authorized to release such Instrument from the Indenture Collateral. The Servicer, on behalf of the Issuer, will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)	Grant more effectively all or any portion of the Indenture Collateral;

(ii)	cause the Issuer to pay any and all taxes levied or assessed upon all or any part of the Indenture Collateral;

(iii)	maintain, preserve and perfect the Lien and security interest created pursuant to this Indenture (and the perfected, first priority nature of such security interest) or carry out more effectively the purposes hereof;

(iv)	perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulation);

(v)	enforce any of the Loans, Instruments and any other property included in the Indenture Collateral; or

(vi)	preserve and defend title to the Indenture Collateral and the rights of the Indenture Trustee and the Secured Parties in such Indenture Collateral against the claims of all other persons and parties.

The Issuer hereby designates the Indenture Trustee as its agent and attorney-in-fact to file any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.6. The Issuer agrees that a photocopy, electronic copy or other reproduction of this Indenture or of a financing statement is sufficient as a financing statement.

Opinions as to Indenture Collateral

3.7 (a)	On or before the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel (subject to customary qualifications) either stating that, in the opinion of such counsel, such action has been taken with respect to the delivery of the Underlying Notes, Loan Documents and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the Lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such Lien and security interest effective.

(b)	On or before December 31 in each calendar year, beginning in 2005, the Servicer on behalf of the Issuer will furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel (subject to customary qualifications), such action has been taken with respect to any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the perfection of the Lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such (subject to customary qualifications) action is necessary to maintain the perfection of such Lien and security interest. Such Opinion of Counsel shall also describe any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel (subject to customary qualifications), be required to maintain the Lien and security interest of this Indenture until December 31 in the following calendar year (subject to customary qualifications).

Accountant’s Certificate; Annual Ratings Review; Certain Tax Matters

3.8 (a)	The Servicer on behalf of the Issuer shall request an annual review of the ratings assigned to each Class of Notes by Moody’s and Fitch. The Servicer on behalf of the Issuer shall promptly notify the Indenture Trustee in writing (who shall promptly notify the Senior Noteholders) if at any time the rating of any Class of Senior Notes has been or the Servicer or the Issuer, as applicable, knows will be, qualified, downgraded or withdrawn. Upon receipt of such notice, the Indenture Trustee, in the name and at the expense of the Issuer, shall promptly notify (i) the Noteholders of any such qualification, downgrade or withdrawal of the ratings on any Class of Senior Notes and (ii) if and for so long as any Class of Senior Notes is listed on the Irish Stock Exchange, the Irish Paying Agent of any qualification, downgrade or withdrawal of the ratings on any such Class of Senior Notes.

(b)	If required to prevent the withholding or imposition of U.S. Federal income tax, the Issuer shall deliver or cause to be delivered an IRS Form W-9, or successor form, to each Obligor of a Loan in the Indenture Collateral at the time such Loan is purchased by the Issuer and annually thereafter; provided that any form required to be delivered under this Section 3.8 shall be delivered by the Issuer on or prior to March 1 of each year.

Performance of Obligations; Sale and Servicing Agreement

3.9 (a)	The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements included in the Indenture Collateral.

(b)	The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, the Transaction Documents and in the instruments and agreements included in the Indenture Collateral, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture, the Transaction Documents and in the instruments and agreements included in the Indenture Collateral.

(c)	The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Loans or under any instrument included in the Indenture Collateral, or which would result in the amendment, subordination (whether in right of payment or grant of security), termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Loans or any Instrument, except such actions as the Servicer is expressly permitted to take pursuant to the Transaction Documents.

(d)	If the Servicer, Indenture Trustee or the Issuer shall have knowledge of the occurrence of a Servicer Default, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking in respect of such Servicer Default. If such Servicer Default arises from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Loans, the Issuer may remedy such failure. So long as any such Servicer Default shall be continuing, the Indenture Trustee may exercise its remedies set forth in Section 8.2 of the Sale and Servicing Agreement. Unless granted or permitted by the Holders of the Notes to the extent provided above, the Issuer may not waive any such Servicer Default or terminate the rights and powers of the Servicer under the Sale and Servicing Agreement.

Negative Covenants

3.10 So long as any Notes are Outstanding, the Issuer shall not:

(a)	except as expressly permitted by this Indenture or any other Transaction Document, sell, transfer, exchange or otherwise dispose of or pledge, mortgage or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Indenture Collateral;

(b)	claim any credit on, or make any deduction from the principal or interest payable in respect of, the Senior Notes or any payments in respect of the Class D Notes (other than, in each case, amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Indenture Collateral;

(c)	permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the Lien of this Indenture to be amended, subordinated (whether in right of payment or grant of security), terminated or discharged, or permit the Lien of this Indenture to be amended, subordinated (whether in right of payment or grant of security), terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the Lien of this Indenture or any other Transaction Document) to be created on or extend to or otherwise arise upon or burden the Indenture Collateral or any part thereof or any interest therein or the proceeds thereof or permit the Lien of this Indenture not to constitute a valid first priority security interest in the Indenture Collateral;

(d)	(A) incur or assume any indebtedness other than the Notes and any indebtedness pursuant to this Indenture, (B) incur, assume or guarantee the indebtedness of any Person, (C) enter into a securities lending transaction or (D) issue any additional certificates representing an ownership interest in the Issuer other than the Certificates authorized to be issued as of the Closing Date;

(e)	except for any agreements involving the purchase and sale of Loans having customary purchase or sale terms and documented with customary loan trading documentation, be a party to any agreements unless such agreements contain “non-petition” and “limited recourse” provisions;

(f)	amend any “non-petition” and “limited recourse” provisions in any agreement without first satisfying the Rating Agency Condition; or

(g)	except as expressly permitted in the Transaction Documents, dissolve or liquidate in whole or in part.

Annual Statement as to Compliance

3.11 The Issuer will deliver to the Indenture Trustee and the Rating Agencies, within 90 days after the end of each calendar year (commencing with the calendar year ending 2005), or within three Business Days if there has been an Event of Default under this Indenture, an Officer’s Certificate stating, as to the Person signing such Officer’s Certificate, that:

(a)	a review of the activities of the Issuer during such year (or such shorter period as may be applicable if an Officer’s Certificate is delivered in respect of an Event of Default) and of its performance under this Indenture has been made under such Person’s supervision or direction; and

(b)	to the best of such Person’s knowledge, based on such review, (i) there did not exist, as at a date not more than five days prior to the date of the certificate or, in the case of the first such certificate, the date hereof, nor had there existed at any time prior thereto since the date of the last certificate, any Event of Default or, if such an Event of Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same and (ii) the Issuer has complied with all conditions and covenants under this Indenture throughout such year (or such shorter period as may be applicable if an Officer’s Certificate is delivered in respect of an Event of Default), or, if there has been such a default in its compliance with any such condition or covenant, specifying each such default known to such Person and the nature and status thereof.

Recording of Assignments

3.12 The Issuer shall submit or cause to be submitted for recording all Loan Assignments within the time period set forth in the Sale and Servicing Agreement.

Representations and Warranties Concerning the Loans

3.13 The Issuer has pledged to the Indenture Trustee for the benefit of the Senior Noteholders all of its rights under the Sale and Servicing Agreement and the Indenture Trustee has the benefit of the representations and warranties made by MCG and the Trust Depositor in such document concerning the Loans transferred to the Issuer and the right to enforce any remedy against the Originator and the Trust Depositor provided in the Sale and Servicing Agreement, to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

Indenture Trustee’s Review of Loan Files

3.14 The Indenture Trustee agrees, for the benefit of the Senior Noteholders, to review the Loan Files as provided in Section 2.8 of the Sale and Servicing Agreement.

Indenture Collateral; Related Documents

3.15 (a)	When instructed to do so by the Issuer or the Servicer, the Indenture Trustee shall execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are expressly permitted by this Indenture or the Sale and Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Section 3 shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(b)	In order to facilitate the servicing of the Loans, the Indenture Trustee authorizes the Servicer in the name and on behalf of the Indenture Trustee and the Issuer, to perform its duties and obligations under the Sale and Servicing Agreement and the Indenture Trustee agrees to perform its obligations thereunder in accordance with the terms thereof.

(c)	The Indenture Trustee shall, at such time as there are no Notes Outstanding, release all of the Indenture Collateral to the Issuer (other than any cash held for the payment of the Notes pursuant to Section 3.3 or 4.6), subject, however, to the rights of the Indenture Trustee under Section 6.7.

Amendments to Sale and Servicing Agreement

3.16 The Indenture Trustee may enter into any amendment or supplement to the Sale and Servicing Agreement only in accordance with Section 13 of the Sale and Servicing Agreement. The Indenture Trustee may, in its reasonable discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected in any material respect.

Investment Company Act

3.17 The Issuer shall not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (or any successor or amendatory statute).

Issuer May Not Consolidate or Merge

3.18 (a)	The Issuer shall not consolidate or merge with or into any other Person.

(b)	Except as expressly permitted hereunder or under the Transaction Documents, the Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Indenture Collateral, to any Person.

Additional Covenants

3.19 (a)	The Issuer shall comply with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees, determinations and awards (including any fiscal and accounting rules and regulations and any foreign or domestic law, rule or regulation), including in connection with the issuance, offer and sale of the Notes.

(b)	The Issuer shall give prompt notice in writing to the Indenture Trustee and each Rating Agency upon becoming aware of the occurrence of any Default or Event of Default under this Indenture.

(c)	The Issuer shall comply with the terms and conditions of this Indenture, the Notes and the other Transaction Documents to which it is a party. The Issuer shall take all actions as may be necessary to ensure that all of the Issuer’s representations and warranties made pursuant to the Transaction Documents are true and correct as of the date thereof and continue to be true and correct for so long as any Notes are Outstanding. The Issuer further agrees not to authorize the Indenture Trustee or Servicer to act in contravention of the representations, warranties and agreements of the Servicer under the Sale and Servicing Agreement.

(d)	The Issuer shall not (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors or take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above; and the Issuer shall generally pay its debts as they become due and not admit in writing its inability to pay its debts as they become due.

No Other Business

3.20 (a)	The Issuer shall have no employees and shall not engage in any business or activity other than (i) the issuance, payment and redemption of (A) the Notes pursuant to this Indenture and the Sale and Servicing Agreement and (B) the Certificates, (ii) solely for its own account, acquiring, managing, holding, pledging, financing and selling the Loans and other Indenture Collateral described in the Granting Clauses and the ownership interests in the Issuer and (iii) engaging in any other activities incidental to the foregoing.

(b)	Without the prior written consent of each Senior Noteholder, the Issuer will not amend or permit any amendment to the Trust Agreement if such amendment would materially adversely effect the Senior Noteholders or result in the rating of any Class of Senior Notes being reduced or withdrawn.

No Borrowing

3.21 The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes and any other indebtedness permitted by the Transaction Documents.

Guarantees, Loans, Advances and Other Liabilities

3.22 The Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Capital Expenditures

3.23 The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Restricted Payments

3.24 The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or the Trust Depositor or otherwise with respect to any ownership or equity interest or security in or of the Issuer other than in accordance with the Priority of Payments, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security other than as expressly permitted herein and in the Sale and Servicing Agreement or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, that the Issuer may make, or cause to be made, (x) distributions to the Owner Trustee, the Trust Company and the Certificateholder as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement and the Sale and Servicing Agreement, (y) payment to the Servicer and/or Trust Depositor pursuant to the terms of the Sale and Servicing Agreement or the other Transaction Documents and (z) payments to the Indenture Trustee pursuant to terms of the Sale and Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Note Distribution Account except in accordance with this Indenture and the Transaction Documents.

Notice of Events of Default

3.25 The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

Further Instruments and Acts

3.26 Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Statements to Noteholders

3.27 The Indenture Trustee shall forward by mail to each Noteholder the statements delivered to it pursuant to Section 9 of the Sale and Servicing Agreement except for the Note Valuation Report. The Indenture Trustee may mail copies to or make available to each of the Noteholders, the parties to the Transaction Documents and the Rating Agencies, via the Indenture Trustee’s internet website, each Note Valuation Report and, with the consent or at the direction of the Trust Depositor, such other information regarding the Notes and the Loans as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee or its agent to such Person upon receipt by the Indenture Trustee from such Person of a certification in the form of Exhibit H hereto; provided, that the Indenture Trustee or its agent shall provide such password to the parties to the Transaction Documents and the Rating Agencies without requiring such certification.

The Indenture Trustee’s Internet website shall be initially located at “www.CTSLink.com” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the parties to the Transaction Documents and the Rating Agencies. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

Grant of Substitute Loans

3.28 In consideration of the delivery on each Transfer Date pursuant to and in accordance with the terms of Sections 2.4 and 2.7 of the Sale and Servicing Agreement, the Issuer shall, on such Transfer Date, grant to the Indenture Trustee a security interest in all of its right, title and interest in the Loans being transferred on such Transfer Date and simultaneously with the grant of the Additional Loan Assets and Substitute Loan Assets, the Issuer will cause the related Loan File to be delivered to the Indenture Trustee.

Determination of Note Rate

3.29 Until the Outstanding Principal Balance of each Class of Senior Notes has been reduced to zero, the Indenture Trustee shall determine LIBOR, the Class A-1 Note Interest Rate, the Class A-2 Note Interest Rate, the Class B Note Interest Rate and the Class C Note Interest Rate for each Class of Senior Notes for each Interest Accrual Period as provided in Section 7.6 of the Sale and Servicing Agreement and shall inform the Issuer, the Trust Depositor, the Servicer and, upon request, the Initial Purchaser and any Senior Noteholder, at their respective email addresses given to the Indenture Trustee in writing thereof. Any such determination by the Indenture Trustee of the amount of interest distributable on the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes shall be binding on the parties absent manifest error.

4. THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

The Notes

4.1 The Class A Notes and Class B Notes shall be registered in the name of Cede & Co. Beneficial Owners will hold interests in the Class A Notes, Class B Notes and Class C Notes through the book-entry facilities of the Depository in minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof. Subject to subsections 4.2(b), (p), (q) and (r), all of the Class D Notes shall be issued in the name as set forth on an Issuer Order delivered to the Indenture Trustee.

The Notes shall, on original issue, be executed by the Issuer, authenticated by the Indenture Trustee and delivered by the Indenture Trustee to or upon the order of the Issuer.

Registration of Transfer and Exchange of Notes

4.2 (a)	The Indenture Trustee shall cause to be kept a Note Register (the Note Register) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes as herein provided. The Indenture Trustee shall be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Note Register shall contain the name, remittance instructions, Class of each Noteholder, as well as the Series and the number in the Series.

(b)	Each Class of Notes shall be issued in minimum denominations of $500,000 initial principal amount and integral multiples of $1,000 in excess thereof. On the Closing Date,

the Indenture Trustee will execute and authenticate (i) in the case of the Class A Notes and Class B Notes, one or more Global Notes and (ii) in the case of the Class C Notes and Class D Notes, Individual Notes registered in the name of the legal and beneficial holder thereof, and in each case in the initial Outstanding Principal Balance for the Class A-1 Notes, Class A-2 Notes, Class C Notes and Class D Notes as set forth in the Sale and Servicing Agreement in the definitions “Class A-1 Notes”, “Class A-2 Notes”, “Class B Notes”, “Class C Notes” and “Class D Notes”, respectively.

The Global Notes (i) shall be delivered by the Indenture Trustee to the DTC Custodian, registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

“ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC“), NEW YORK, NEW YORK, TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

“TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.”

The Global Notes may be deposited with such other depository as the Issuer may from time to time designate, and shall bear such legend as may be appropriate; provided, that, such successor depository maintains a book-entry system that qualifies to be treated as “registered form” under Section 163(f)(3) of the Code.

The Issuer and the Indenture Trustee are hereby authorized to execute and deliver a Letter of Representations with the Depository relating to the Global Notes.

(c)	With respect to Global Notes registered in the Note Register in the name of Cede & Co., as nominee of the Depository, the Issuer, the Servicer, the Owner Trustee (as such and in its individual capacity) and the Indenture Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Global Notes from time to time as a Depository. Without limiting the immediately preceding sentence, the Issuer, the Servicer, the Owner Trustee (as such and in its individual capacity) and the Indenture Trustee shall have no responsibility or obligation with respect to (a) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Global Notes,

(b) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Global Note, (c) the payment to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Global Note as shown in the Note Register, of any amount with respect to any distribution of principal or interest on the Notes or (d) the making of book-entry transfers among Direct Participants of the Depository with respect to Global Notes registered in the Note Register in the name of the nominee of the Depository. No Person other than a registered Holder of a Global Note as shown in the Note Register shall receive a Global Note evidencing such Global Note.

(d)	Upon delivery by the Depository to the Indenture Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of distributions by the mailing of checks or drafts to the registered Holders of Global Notes appearing as registered Owners in the Note Register on a Record Date, the name “Cede & Co.” in this Indenture shall refer to such new nominee of the Depository.

(e)	In the event that the Depository or the Servicer advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Global Notes and the Servicer is unable to locate a qualified successor, the Servicer may determine that the Global Notes shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository’s agent or designee but, if the Servicer does not select such alternative global book-entry system, then upon surrender to the Note Registrar of the Global Notes by the Depository, accompanied by the registration instructions from the Depository for registration, the Indenture Trustee shall at the Servicer’s expense authenticate Individual Notes. Neither the Servicer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Individual Notes, the Indenture Trustee, the Note Registrar, the Servicer, any Paying Agent and the Issuer shall recognize the Holders of the Individual Notes as Noteholders hereunder.

(f)	Notwithstanding any other provision of this Agreement to the contrary, so long as any Global Notes are registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal and interest on such Global Notes and all notices with respect to such Global Notes shall be made and given, respectively, in the manner provided in the Letter of Representations.

(g)	Subject to the preceding paragraphs, upon surrender for registration of transfer of any Note at the office of the Note Registrar and, upon satisfaction of the conditions set forth below, the Issuer shall execute in the name of the designated transferee or transferees, a new Note of the same Percentage Interest and dated the date of authentication by the Indenture Trustee. The Note Registrar shall notify the Servicer and the Indenture Trustee of any such transfer.

At the option of the Noteholders, Notes may be exchanged for other Notes in authorized denominations of a like Class, upon surrender of the Notes to be exchanged at such office. Whenever any Notes are so surrendered for exchange, the Issuer shall execute the Notes which the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for transfer or exchange shall be accompanied by wiring instructions, if applicable.

(h)	No service charge shall be made for any transfer or exchange of Notes, but prior to transfer the Note Registrar may require payment by the transferor of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

All Notes surrendered for payment, transfer and exchange or redemption shall be marked canceled by the Note Registrar and retained for one year and destroyed thereafter.

(i)	By acceptance of an Individual Note, whether upon original issuance or subsequent transfer or exchange of a Global Note for an Individual Note pursuant to this Indenture, each holder of such a Note acknowledges the restrictions on the transfer of such Note set forth in the Note Legend and agrees that it will transfer such a Note only as provided herein. In addition to the provisions of subsection 4.2(n) the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Note to a transferee that takes delivery in the form of an Individual Note:

(i)	The Note Registrar shall register the transfer of an Individual Note if the requested transfer is being made to a transferee who has provided the Note Registrar with a Rule 144A Certification.

(ii)	The Note Registrar shall register the transfer of any Individual Note if (x) the transferor has advised the Note Registrar in writing that the Note is being transferred to a Qualified Institutional Buyer and (y) prior to the transfer the transferee furnishes to the Note Registrar a Transferee Letter, provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Note Registrar may as a condition of the registration of any such transfer require the transferor to furnish other certifications, legal opinions or other information prior to registering the transfer of an Individual Note.

(j)	Subject to subsection 4.2(n), so long as a Global Note remains outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in the Global Note, or transfers by holders of Individual Notes to transferees that take delivery in the form of beneficial interests in the Global Note, may be made only in accordance with this subsection 4.2(j) and in accordance with the rules of the Depository.

(i)	Rule 144A Global Note to Regulation S Global Note During the Restricted Period. If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the Applicable Procedures), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note only upon compliance with the provisions of this subsection 4.2(j)(i). Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Regulation S Global Note in an amount equal to the denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit F hereto given by the Beneficial Owner that is transferring such interest, the Note Registrar shall instruct the Depository to reduce the denomination of the Rule 144A Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Regulation S Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.

(ii)	Rule 144A Global Note to Regulation S Global Note After the Restricted Period. If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Global Note only upon compliance with the provisions of this subsection 4.2(j)(ii). Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Regulation S Global Note in an amount equal to the denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit F hereto given by the Beneficial Owner that is transferring such interest, the Note Registrar shall instruct the Depository to reduce the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Regulation S Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.

(iii)	Regulation S Global Note to Rule 144A Global Note. If the Beneficial Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Global Note only upon compliance with the provisions of this subsection 4.2(j)(iii). Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in the Rule 144A Global Note in an amount equal to the denomination of the beneficial interest in the Regulation S Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Note for a beneficial interest in the related Rule 144A Global Note (i) during the Restricted Period, a certificate in the form of Exhibit E hereto given by the Beneficial Owner, or (ii) after the Restricted Period, a Rule 144A Certification from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Note Registrar shall instruct the Depository to reduce the denomination of the Regulation S Global Note by the denomination of the beneficial interest in the

Regulation S Global Note to be transferred, and, concurrently with such reduction, to increase the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Regulation S Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Global Note having a denomination equal to the amount by which the denomination of the Regulation S Global Note was reduced upon such transfer.

(iv)	Transfers Within Regulation S Global Notes During Restricted Period. If, during the Restricted Period, the Beneficial Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Certificate to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note, such Beneficial Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Note only upon compliance with the provisions of this subsection 4.2(j)(iv) and all Applicable Procedures. Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in such Regulation S Global Note in an amount equal to the denomination of the beneficial interest to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit F hereto given by the transferee, the Note Registrar shall instruct the Depository to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer. The Note Registrar shall not be required to monitor compliance by Beneficial Owners of the provisions of this subsection 4.2(j)(iv).

(k)	Any and all transfers from a Global Note to a transferee wishing to take delivery in the form of an Individual Note will only be allowed under the circumstances described in Section 4.2(e) and require the transferee to take delivery subject to the restrictions on the transfer of such Individual Note described on the face of such Note, and such transferee agrees that it will transfer such Individual Note only as provided therein and herein. No such transfer shall be made and the Note Registrar shall not register any such transfer unless such transfer is made in accordance with this subsection 4.2(k).

(i)	Transfers of a beneficial interest in a Global Note to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Note will be registered by the Note Registrar only upon the occurrence of the circumstances and only upon compliance with the provisions of subsection 4.2(j) and if the Note Registrar is provided with a Rule 144A Certification or a Regulation S Transfer Certificate, as applicable.

(ii)	Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Note to an Individual Note pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period. Upon acceptance for exchange or transfer of a beneficial interest in a Global Note for an Individual Note, as provided herein, the Note Registrar shall endorse on the schedule affixed to the related Global Note Registrar (or on a continuation of such schedule affixed to such Global Note Registrar and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the denomination of such Global Note Registrar equal to the denomination of such Individual Note Registrar issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Company in accordance with applicable law, an Individual Note Registrar issued upon transfer of or exchange for a beneficial interest in the Global Note Registrar shall bear the Securities Legend.

(l)	Transfers of Individual Note to the Global Notes. Individual Notes may only be exchanged for Global Notes upon written request (upon completion of the transfer certificate and Transferee Letter in substantially the form attached as Exhibit E or Exhibig F hereto, as applicable) delivered to the Indenture Trustee in the manner described below. In addition, once an Individual Note has been exchanged for an interest in a Global Note, except in the limited circumstances described in Section 4.2(e) hereto, the Holder of such interest in Global Notes will not be entitled to have such Global Notes registered in its name, will not receive or be entitled to receive definitive physical certificates and will not be considered a “Holder” of such Notes under the Indenture. If a Holder of an Individual Note wishes at any time to transfer such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Note or the related Rule 144A Global Note, such transfer may be effected only in accordance with the Applicable Procedures, and this subsection 4.2(l). Upon receipt by the Note Registrar at the Corporate Trust Office of (1) the Individual Note to be transferred with an assignment and transfer, (2) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant’s account a beneficial interest in such Regulation S Global Note or such Rule 144A Global Note, as the case may be, in an amount equal to the denomination of the Individual Note to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Note from the transferor or (y) a Transferee

Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Note, the Note Registrar shall cancel such Individual Note, execute and deliver a new Individual Note for the denomination of the Individual Note not so transferred, registered in the name of the Holder, and the Note Registrar shall instruct the Depository to increase the denomination of the Regulation S Global Note or the Rule 144A Global Note, as the case may be, by the denomination of the Individual Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Global Note during the Restricted Period, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding denomination of the Rule 144A Global Note or the Regulation S Global Note, as the case may be.

(m)	An exchange of a beneficial interest in a Global Note for an Individual Note or Notes, an exchange of an Individual Note or Notes for a beneficial interest in a Global Note and an exchange of an Individual Note or Notes for another Individual Note or Notes (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Global Notes, so long as the Global Notes remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 4.2 and in accordance with the rules of the Depository and Applicable Procedures.

(n) (i)	Upon acceptance for exchange or transfer of an Individual Note for a beneficial interest in the Global Note as provided herein, the Note Registrar shall cancel such Individual Note and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Note (or on a continuation of such schedule affixed to the Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and an increase in the Note balance of the Global Note equal to the Note balance of such Individual Note exchanged or transferred therefor.

(ii)	Upon acceptance for exchange or transfer of a beneficial interest in the Global Note for an Individual Note as provided herein, the Note Registrar shall (or shall request the Depository to) endorse on the schedule affixed to the Global Note (or on a continuation of such schedule affixed to the Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Note balance of the Global Note equal to the Note balance of such Individual Note issued in exchange therefor or upon transfer thereof.

(o)	The Note Legend shall be placed on any Individual Note issued in exchange for or upon transfer of another Individual Note or of a beneficial interest in the Global Note.

(p)	Subject to the restrictions on transfer and exchange set forth in this Section 4.2, the holder of any Individual Note may transfer or exchange the same in whole or in part (in an initial Note balance equal to the minimum authorized denomination of $500,000 or any integral multiple of $1,000 in excess thereof) by surrendering such Note at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Note Registrar in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in an Individual Note wishing to transfer such Note and any prospective transferee of such Individual Notes shall complete the transfer certificate and Transferee Letter in substantially the form attached as Exhibit E, Exhibit F or rance; luzania hereto, as applicable. The holder of a beneficial interest in a Global Note may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Note Registrar in writing of a request for transfer or exchange of such beneficial interest for an Individual Note or Notes. Following a proper request for transfer or exchange, the Note Registrar shall, within five Business Days of such request made at such Corporate Trust Office, cause the Indenture Trustee to authenticate and the Note Registrar to deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Note or Notes, as the case may require, for a like aggregate Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Note shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

(q)	No transfer of any Note shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. No transfer of any Note shall be made if such transfer would require the Issuer to register as an “investment company” under the Investment Company Act. In the event of any such transfer, unless such transfer is made in reliance upon Rule 144A under the Securities Act or Regulation S under the Securities Act, (i) the Indenture Trustee may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Indenture Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Indenture Trustee, the Issuer, or the Servicer and (ii) the Indenture Trustee shall require the transferee to execute a Transferee Letter certifying to the Issuer and the Indenture Trustee the facts surrounding such transfer, which Transferee Letter shall not be an expense of the Indenture Trustee, the Issuer or the Servicer. The holder of a Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Indenture Trustee, the Issuer and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Issuer, the Indenture Trustee or the Trust Depositor intends or is obligated to register or qualify any Note under the Securities Act or any state securities laws.

(r)	Notwithstanding any other provision of this Agreement to the contrary, on the Closing Date, the Indenture Trustee shall authenticate in the name of, and deliver to, the Trust Depositor, the Class D Note in the form of a single Individual Note in an aggregate principal amount equal to the initial Outstanding Principal Balance of the Class D Notes as set forth in the definition thereof in the Sale and Servicing Agreement. The Holder of the Class D Note shall be the Trust Depositor.

(s)	The Class D Notes may only be owned by the Trust Depositor so long as any Senior Notes are Outstanding and, thereafter, may only be owned by U.S. Persons (as defined in Section 7701(a)(30) of the Code).

(t)	No Class D Note may be acquired directly or indirectly, for, on behalf of or with any assets of an employee benefit plan or other retirement arrangement subject to Title I of ERISA, and/or Section 4975 of the Code (collectively, a Plan). No transfer of a Class D Note representing an Individual Note shall be made unless the Indenture Trustee shall have received a certification from the transferee of such Individual Note, acceptable to and in form and substance satisfactory to the Indenture Trustee and the Issuer, to the effect that such transferee is acquiring a Class D Note in conformance with the requirements of the preceding sentence and the restrictions set forth in Section 4.2(s). Notwithstanding anything else to the contrary herein, in the event any purported transfer of any Class D Note representing an Individual Note is made without delivery of the certification referred to above, such certification shall be deemed to have been made by the Transferee by its acceptance of such Individual Note.

(u)	Each holder of a Class A Note or Class B Note or Class C Note that is not a U.S. Person (as defined in section 7701(a)(30) of the Code) will be required to provide a duly completed applicable IRS Form W-8 claiming complete exemption from any U.S. withholding tax that applies to payments on the Notes.

(v)	No transfer of any Class C Note beneficially owned by the Trust Depositor shall be permitted unless the Trust Depositor certifies in writing to any transferee (with a copy to the Indenture Trustee) that less than 35% of the aggregate federal income tax basis of all Loans in the Loan Pool as of the date of transfer consists of Loans that are “real estate mortgages (or interests therein)” within the meaning of Section 7701(i)(2)(A)(i) of the Code and Treasury Regulations thereunder.

(w)	Initial Investors and Transferees of Interests in Rule 144A Global Notes. Each initial investor in, and subsequent transferee of, the Class A Notes or the Class B Notes represented by an interest in a Rule 144A Global Note will be deemed to have represented and agreed as follows:

(i)	It (A) is a Qualified Institutional Buyer and is acquiring such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder, and (B) understands such Notes will bear the legend set forth above and be represented by one or more Rule 144A Global Notes. In addition, it represents and warrants that it (1) will provide notice to any subsequent transferee of the transfer restrictions provided in the legend, (2) will hold and transfer such Notes in an amount of not less than U.S.$500,000 for it or for each account for which it is acting, and (3) will provide the Issuer from time to time with such information as it may reasonably request in order to ascertain compliance with this paragraph (i).

(ii)	It understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legend on such Notes. It acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any State securities laws for resale of such Notes.

(iii)	In connection with the purchase of such Notes: (A) none of the Issuer, the Initial Purchaser, the Servicer or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Servicer or the Initial Purchaser other than any statements in a current offering circular for such Notes; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Servicer or the Initial Purchaser; and (D) it is a sophisticated investor and is purchasing the Notes with a full understanding of all the terms, conditions and risks thereof and is capable of assuming and willing to assume those risks.

(iv)	On each day from the date on which it acquires a Note through and including the date on which it disposes of its interest in such Note, either (A) it will not be, and will not be acting on behalf of, or with any assets of, a Plan subject to Title I of ERISA or Section 4975 of the Code, or a governmental, church or foreign plan that is subject to any foreign, Federal, State or local law that is materially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, or (B) its acquisition, holding and disposition of such Rule 144A Global Note will not constitute or otherwise result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a foreign, governmental or church plan, a violation of any such materially similar foreign, Federal, State or local law).

(iv)	It understands that the Indenture permits the Issuer to demand that any Holder of Rule 144A Global Notes who is determined not to be a Qualified Institutional Buyer at the time of acquisition of such Notes to sell the Notes (A) to a person who is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (B) to a person who will take delivery of the Holder’s Rule 144A

Global Notes in the form of an interest in a Regulation S Global Note and who is not a U.S. Person or a U.S. Resident in a transaction meeting the requirements of Regulation S, and if the Holder does not comply with such demand within 30 days thereof, the Issuer may sell such Holder’s interest in the relevant Note in accordance with and pursuant to the terms of the Indenture.

(vi)	It is aware that, except as provided in the Indenture, the Rule 144A Global Notes being sold to it will be represented by one or more Global Notes and that the beneficial interests therein may be held only through DTC or one of its nominees as applicable.

(vii)	The Holder will provide notice to each Person to whom it proposes to transfer any interest in the Rule 144A Global Notes of the transfer restrictions and representations set forth in the Indenture, including the exhibits referenced therein.

(viii)	It acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. Federal income, State and local income and franchise tax and any other income taxes, the Senior Notes will be treated as indebtedness; it agrees to such treatment and agrees to take no action inconsistent with such treatment, unless required by law.

(ix)	If the transferee is acquiring the Notes from an existing Holder, the transferee has satisfied and will satisfy all applicable registration and other requirements of the FRB in connection with its acquisition of the Notes.

(xi)	It either (a) is exempt from registering with the FRB or (b) is registered with the FRB on or prior to the date of acquisition of the Notes or, if not so registered, will, within the required time period, register with the FRB.

(xii)	It understands that the Issuer will require each holder of a Class A Note or Class B Note that is not a U.S. Person (as defined in section 7701(a)(30) of the Code) to provide a duly completed applicable IRS Form W-8 (or any successor form) and any other required documentation claiming a complete exemption from any U.S. withholding tax that applies to payments on such Notes.

(x)	Initial Investors and Transferees of Interests in Regulation S Global Notes. Each initial investor in, and subsequent transferee of, the Offered Notes represented by an interest in a Regulation S Global Note will be deemed to have made the representations set forth in clauses (ii), (iii), (vii), (viii), (x) and (xi) of Section 4.2(w) and will be deemed to have further represented and agreed as follows:

(i)	It is aware that the sale of Notes to it is being made in reliance on the exemption from registration provided by Regulation S and understands that the Notes offered in reliance on Regulation S will bear the legend set forth above. The Notes so represented may not at any time be held by or on behalf of U.S. Persons as defined in Regulation S under the Securities Act. The purchaser and each beneficial owner of the Notes is not, and will not be, a U.S. Person as defined in Regulation S under the Securities Act or a U.S. Resident within the meaning of the Investment Company Act, and its purchase of the Notes will comply with all applicable laws in any jurisdiction in which it resides or is located.

(ii)	In the case of each Note represented by a Regulation S Global Note, on each day from the date on which such beneficial owner acquires such Note through and including the date on which such beneficial owner disposes of its interest in such Note, either (A) such beneficial owner will not be, and will not be acting on behalf of, or with any assets of, a Plan subject to Title I of ERISA or Section 4975 of the Code, or a governmental, church or foreign plan that is subject to any foreign, Federal, State or local law that is materially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, or (B) its acquisition, holding and disposition of such Note will not constitute or otherwise result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a foreign, governmental or church plan, a violation of any such materially similar foreign, Federal, State or local law).

(iii)	The Holder will provide the Issuer with a duly completed applicable IRS Form W-8 (or successor form) claiming complete exemption from any U.S. withholding tax that applies to payments on the Notes and, prior to transferring its Notes to any transferee that is not a U.S. Person (as defined in Section 7701(a)(30) of the Code) will obtain from such transferee and provide to the Issuer a duly completed applicable IRS Form W-8 (or successor form) with respect to such transferee claiming complete exemption from any U.S. withholding tax that applies to payments on the Notes

(iv)	The purchaser understands that the Indenture permits the Issuer to demand that any Holder of Regulation S Global Notes who is determined to be a U.S. Person (or has not provided the representation provided in clause (v) below on or prior to the first Remittance Date) to sell the relevant Offered Notes (A) to a person who is not a U.S. Person in a transaction meeting the requirements of Regulation S or (B) to a person who will take delivery of the Holder’s Regulation S Global Notes in the form of an interest in a Rule 144A Global Note, who is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A and, if the Holder does not comply with such demand within 30 days thereof, the Issuer may sell such Holder’s interest in the relevant Offered Note in accordance with and pursuant to the terms of the Indenture.

(v)	It is aware that, except as otherwise provided in the Indenture, the Offered Notes being sold to it, if any, in reliance on Regulation S will be represented by one or more Regulation S Global Notes and that in each case beneficial interests therein may be held only through Euroclear or Clearstream.

(vi)	The transferee and each beneficial owner of the Offered Notes does not have its principal place of business in any Federal Reserve District of the FRB, or it has satisfied and will satisfy all applicable registration and other requirements of the FRB in connection with its acquisition of the Notes.

(y)	Initial Investors and Transferees of Interests in Rule 144A Individual Notes. Each initial investor in, and subsequent transferee of, the Notes represented by an interest in a Rule 144A Individual Note will be deemed to have made the representations set forth in clauses (ii), (iii), (vii), (viii), (x), (xi) and (xii) of Section 4.2(w) and will be deemed to have further represented and agreed as follows:

(i)	It (A) is a Qualified Institutional Buyer and is acquiring the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder and (B) understands the Notes will bear the legend set forth in Exhibits C and D, as applicable. In addition, the Holder represents and warrants that it (A) has received the necessary consent from its beneficial owners when the purchaser is a private investment company formed before April 30, 1996, (B) is not a broker-dealer which owns or invests on a discretionary basis less than U.S.$25 million in securities of unaffiliated issuers, (C) is not a pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, (D) was not formed for the purpose of investing in the Issuer, (E) will provide notice to any transferee of the transfer restrictions described in the legend and (F) will provide to the Issuer from time to time such information as may be reasonably requested to ascertain compliance with this paragraph (i).

(ii)	It understands that the Issuer may demand that any Holder of an Individual Notes who is determined not to be a Qualified Institutional Buyer to sell the Notes to a person who is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A and, if the Holder does not comply with such demand within 30 days thereof, the Issuer may sell such Holder’s interest in the Note.

(iii)	The Holder of a Rule 144A Individual Note that holds such Note in the Form of a Class D Note agrees not to transfer such Note so long as any Class A Notes, Class B Notes or Class C Notes are Outstanding.

(iv)	It understands that the Issuer, the Indenture Trustee, the Servicer and the Initial Purchaser and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

Mutilated, Destroyed, Lost or Stolen Notes

4.3 Subject to Section 8-405 of the NYUCC, if (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 4.3, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Note issued pursuant to this Section 4.3 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.3 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Payment of Principal and Interest; Defaulted Amount

4.4 (a)	Each Class of Senior Notes shall accrue interest at the applicable Note Interest Rate for such Class during each Interest Accrual Period on the basis of the actual number of days elapsed during such Interest Accrual Period and a year assumed to consist of 360 days. Any installment of interest or principal, if any, payable on any Senior Note which is punctually paid or duly provided for by the Issuer on the applicable Remittance Date shall be paid to the Person in whose name such Senior Note is registered on the Record Date by wire transfer in immediately available funds to the account designated by such Person and (except for the final installment of principal payable with respect to such Senior Note) on a Remittance Date or on the Final Maturity Date or, if no wire transfer information is provided, by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date. Notwithstanding the foregoing, the Total Redemption Amount with respect to any Note called for redemption pursuant to Section 10.1 shall be payable as provided below. The funds represented by any checks sent pursuant to this Section 4.4(a) and returned undelivered shall be held in accordance with Section 3.3.

(b)	The principal of each Senior Note shall be payable as provided in the Sale and Servicing Agreement. Notwithstanding the foregoing, the entire unpaid principal amount of the Senior Notes shall be due and payable, if not previously paid in full, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee with the consent of the Majority Noteholders have declared the Senior Notes to be immediately due and payable in the manner provided in Section 5.2. All principal payments among the Classes of Senior Notes shall be made in the order and priorities set forth herein and in the Sale and Servicing Agreement, and all principal payments on the Senior Notes of the same Class (or, in the case of the Class A-1 Notes and Class A-2 Notes, the same sub-class) shall be made a pari passu basis to the Noteholders of each such Class (or, in the case of the Class A-1 Notes and Class A-2 Notes, the same sub-class). The Indenture Trustee shall notify the Person in whose name a Senior Note is registered at the close of business on the Record Date preceding the Remittance Date on which the Issuer expects that the final installment of principal of and interest on such Senior Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Remittance Date and shall specify that such final installment will be payable only upon presentation and surrender of such Senior Note and shall specify the place where such Senior Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Senior Notes shall be mailed to Noteholders as provided in Section 10.2. To the extent lawful and enforceable, interest shall accrue on any Defaulted Amount on any Senior Note at the applicable Note Interest Rate for such Senior Note until paid as provided herein.

(c)	Payments to the Holders of the Class D Notes shall be made on a pro rata basis according to the Outstanding Principal Balance of Class D Notes held by each Holder. All payments in connection with a redemption on the Class D Notes shall be made only upon the surrender of the Class D Note Certificates representing the Class D Notes at the office of the Note Registrar. All of such payments shall be made by U.S. Dollar check drawn by the Paying Agent on an account maintained by it and shall be mailed by first-class mail, postage prepaid or, at the option of the relevant Class D Noteholder, by wire transfer in immediately available funds to a U.S. Dollar account maintained by the Holder thereof from the Note Distribution Account (subject to usual and necessary banking procedures regarding U.S. Dollar denominated accounts) from available funds remaining after payment of amounts pursuant to clauses (1) through (15) of Section 7.5(a) of the Sale and Servicing Agreement (or, in certain circumstances specified hereon in clause (12) of Section 5.4(b)), subject in all cases to any tax, fiscal or other laws or regulations applicable in the place of payment. Any Class D Noteholder desiring to receive a wire transfer payment shall deliver a written request therefor to the Paying Agent setting forth the aggregate principal amounts of the Class D Notes held by it and for which it desires to receive payment by wire transfer and specifying the banking institution and U.S. Dollar account number (with any other appropriate information necessary to enable the Paying Agent to transmit such payment and to assure proper credit to such Holder’s account) to which such payments are to be transferred. A record of each payment made shall be maintained by or on behalf of the Paying Agent in accordance with its customary procedures, and such record shall be prima facie evidence that the payment in question has been made. The Issuer and the Paying Agent shall be fully protected in relying upon any such request in making payments on the Class D Notes, and any payment transmitted in accordance with such request shall be deemed to have been made upon transmission thereof to the banking institution identified in such request. The Note Registrar will communicate such distributions and payments to the Issuer and the Paying Agent.

Tax Treatment

4.5 The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, business and franchise tax purposes, (i) the Senior Notes will qualify as indebtedness secured by the Indenture Collateral and (ii) the Issuer shall not be treated as an association or publicly traded partnership taxable as a corporation. The Issuer, by entering into this Indenture, and each Senior Noteholder, by the acceptance of any such Senior Note (and each beneficial owner of a Senior Note, by its acceptance of an interest in the applicable Senior Note), agrees to treat such Senior Notes for federal, state and local income and franchise tax purposes as indebtedness. Each Holder of such Senior Note agrees that it will cause any beneficial owner of such Senior Note acquiring an interest in a Senior Note through it to comply with this Indenture as to treatment of indebtedness under applicable tax law, as described in this Section 4.5. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Issuer or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by the terms of this Indenture, shall not file tax returns or obtain any federal employer identification number for the Issuer, but shall treat the Issuer as a disregarded entity for federal income tax purposes. The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

It is the intent of the Issuer, the Trust Depositor, the Servicer, the Class D Noteholder and the Certificateholder that, for purposes of federal income taxes, in the event that the Certificate and the Class D Notes are owned by more than one holder the Issuer will be treated as a partnership, the partners of which are the Certificateholder and the Class D Noteholders and, in the event that the Certificate and the Class D Notes are all owned by a single holder, the Issuer will be treated as a division of such holder. The Certificateholder and the Class D Noteholder, by acceptance of a Certificate and a Class D Note, respectively, agree to treat the Certificate and Class D Notes as equity and to take no action inconsistent with the treatment of the Issuer, the Certificate and Class D Notes for such tax purposes as just described.

Satisfaction and Discharge of Indenture

Termination Upon Distribution to Noteholders

4.6 This Indenture shall be discharged and shall cease to be of further effect with respect to the obligations of the Issuer under the Notes except as to (i) rights of registration of transfer and exchange of Notes, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes,

(iii) rights of the Senior Noteholders to receive payments of principal thereof and interest thereon as provided herein, (iv) the rights, obligations and indemnities of the Indenture Trustee hereunder, and (v) the rights of the Secured Parties as beneficiaries with respect to the Indenture Collateral deposited with the Indenture Trustee; and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)	either:

(i)	all Notes theretofore authenticated and delivered (other than (A) Notes that have been mutilated, defaced, destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.3 and (B) Notes for whose payment amounts has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 5.2(a)) have been delivered to the Indenture Trustee for cancellation; or

(ii)	all Notes not theretofore delivered to the Indenture Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Final Maturity Date within one year, and the Issuer, in the case of clauses (A) or (B) of this subsection (ii), has irrevocably deposited or caused to be deposited with the Indenture Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States; provided that the obligations are entitled to the full faith and credit of the United States or are debt obligations which are rated “AAA” by Fitch and “Aaa” by Moody’s, in an amount sufficient, as verified in writing to the Indenture Trustee by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal, interest (including the Class B Deferred Interest Amount and Class C Notes Deferred Interest Amount, if any, and the Defaulted Amount and interest on the Defaulted Amount); provided that this subsection (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5 shall have been made and not rescinded;

(b)	the Issuer has paid or caused to be paid all other sums payable hereunder to the Final Maturity Date and no other amounts will become due and payable by the Issuer; and

(c)	the Issuer has delivered to the Indenture Trustee an Officer’s Certificate meeting the applicable requirements of Section 12.1 and stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Indenture Trustee and, if applicable, the Noteholders, as the case may be, under Sections 3.1, 3.3, 3.4, 3.5, 3.6, 3.10, 3.18, 3.19, 3.20, 3.21, 4.5, 4.7, 5.7, 5.16, 6.7, 7.1, 7.4, 12.15 and 12.16 shall survive.

Application of Amounts Held in Trust

4.7 All amounts deposited with the Indenture Trustee pursuant to Section 4.6 hereof shall be held in trust and applied by it, in accordance with the provisions of the Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of Senior Notes for the payment or redemption of which such amounts have been deposited with the Indenture Trustee, of all sums due and to become due thereon whether principal and interest or any other payments owing thereto in accordance with the Priority of Payments for whose payment such amounts have been deposited with the Indenture Trustee, and such amounts shall be held in a segregated trust account identified as being held in trust for the benefit of the Secured Parties.

Repayment of Amounts Held by Paying Agent

4.8 In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all amounts then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.5 and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

No Gross-Up

4.9 The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges with respect to the Notes.

5. REMEDIES

Events of Default

5.1 Any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an Event of Default:

(a)	a default in the payment of any Periodic Interest on any Class A Note when the same becomes due and payable and such default shall continue for a period of two Business Days; then, if no Class A Notes are Outstanding, a default in the payment of Periodic Interest on any Class B Note when the same becomes due and payable and such default shall continue for a period of two Business Days; and then, if no Class A Notes or Class B Notes are Outstanding, a default in the payment of any Periodic Interest on any Class C Note when the same becomes due and payable and such default shall continue for a period of two Business Days;

(b)	failure to reduce to zero the Aggregate Outstanding Principal Balance by the Legal Final Maturity Date or any Redemption Date;

(c)	a failure to apply, within two Business Days following any Remittance Date or Redemption Date, available amounts in accordance with the Priority of Payments;

(d)	there occurs a default in the observance or performance in any material respect of any covenant or agreement of the Originator, the Servicer, the Trust Depositor or the Issuer made in the Sale and Servicing Agreement or this Indenture (other than the covenants to satisfy the Coverage Tests or the Ramp-Up Criteria, which will result solely in the consequences described in the Sale and Servicing Agreement), or any representation or warranty of the Originator, the Servicer, the Trust Depositor or the Issuer made in the Sale and Servicing Agreement or this Indenture or in any certificate or other writing delivered pursuant to or in connection with this Indenture or the Sale and Servicing Agreement shall prove to have been incorrect in any material respect as of the time when the same shall have been made and such default or incorrect representation or warranty has a material adverse effect on the rights of the Noteholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days (if such failure can be remedied) after the first to occur of (i) actual knowledge thereof by a Responsible Officer of the Servicer, the Originator, the Trust Depositor or the Issuer or (ii) there shall have been given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee, by any Noteholder, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder;

(e)	there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Trust Depositor, the Issuer or any substantial part of the Indenture Collateral in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust Depositor, the Issuer or for any substantial part of either Indenture Collateral, or ordering the winding-up or liquidation of the Trust Depositor’s or the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(f)	there occurs the commencement by the Trust Depositor or the Issuer of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Trust Depositor or the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Trust Depositor or the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust Depositor or the Issuer or for any substantial part of the assets of the Indenture Collateral, or the making by the Trust Depositor or the Issuer of any general assignment for the benefit of creditors, or the failure by the Trust Depositor or the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Trust Depositor or the Issuer in furtherance of any of the foregoing;

(g)	the Indenture Trustee, on behalf of the Noteholders, shall fail to have a valid and perfected first priority security interest in any of the Indenture Collateral; or

(h)	the Issuer shall be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

The Issuer shall deliver to the Indenture Trustee and the Rating Agencies, within two Business Days after the occurrence of an Event of Default, written notice in the form of an Officer’s Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default its status and what action the Issuer is taking or proposes to take with respect thereto. The Indenture Trustee shall then transmit such notice of an Event of Default pursuant to Section 6.5.

Acceleration of Maturity; Rescission and Annulment

5.2 If an Event of Default (other than an Event of Default specified in Section 5.1(e) or (f), in which case, the principal of and accrued interest on the Senior Notes shall automatically become immediately due and payable) with respect to the Senior Notes should occur and be continuing, then the Indenture Trustee at the written direction of the Majority Noteholders of the most senior Class Outstanding may declare the Senior Notes to be immediately due and payable, by a notice in writing to the Issuer and the Rating Agencies and to the Indenture Trustee if given by Noteholders, and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. If the Senior Notes are declared to be immediately due and payable or if an Event of Default specified in Section 5.1(e) or (f) occurs, the Holders of each Class of Senior Notes shall be entitled to receive, in the order of priority set forth in Section 5.4(b), the Outstanding Principal Balance for such Class, as well as the Periodic Interest for such Class of Senior Notes. So long as any Senior Notes are Outstanding, the Class D Noteholders will not have any creditors’ rights against the Issuer and will not have the right to determine the remedies to be exercised under this Indenture.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Section 5 provided, the Majority Noteholders, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(a)	the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(i)	all payments of principal of and interest on the Senior Notes and all other amounts that would then be due hereunder or upon the Senior Notes if the Event of Default giving rise to such acceleration had not occurred; and

(ii)	all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(b)	all Events of Default, other than the nonpayment of the principal of the Senior Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Collection of Indebtedness and Suits for Enforcement by Indenture Trustee

5.3 (a)	The Issuer covenants that if (i) default is made in the payment of any principal of or interest on any Class A Note or Class B Note (so long as the Class A Notes have been paid in full) or Class C Note (so long as the Class A Notes and Class B Notes have been paid in full), when the same becomes due and payable and such default continues for a period of two Business Days, the Issuer will, upon demand of the Indenture Trustee on behalf of any affected Holder of a Class A Note, Class B Note or Class C Note (as applicable), pay to the Indenture Trustee, for the benefit of such Noteholders, the whole amount then due and payable on such Senior Notes for principal and interest, with interest upon the overdue principal, and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Interest Rate and, in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, such Noteholders and their respective agents and counsel.

(b)	In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, with the consent of the Majority Noteholders of the most senior Class Outstanding and subject to the provisions of Section 12.15 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the Indenture Collateral, wherever situated, the moneys adjudged or decreed to be payable.

(c)	If an Event of Default occurs and is continuing and the Senior Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, or at any time on or after the Final Maturity Date, the Indenture Trustee subject to the provisions of Section 12.15 hereof may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and by such appropriate Proceedings as the Indenture Trustee or as the Indenture Trustee may be directed in writing by the Majority Noteholders of the most senior Class of Senior Notes Outstanding shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)	In case there shall be pending, relative to the Issuer or any other obligor upon the Senior Notes or any Person having or claiming an ownership interest in the Indenture Collateral,

Proceedings under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Senior Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Senior Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)	to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Senior Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Senior Noteholders allowed in such Proceedings;

(ii)	unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Senior Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)	to collect and receive any funds or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Senior Noteholders and of the Indenture Trustee on their behalf pursuant to the priority set forth in Section 5.4(b);

(iv)	to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Senior Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and

(v)	to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Senior Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Senior Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e)	Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)	All rights of action and of asserting claims under this Indenture, or under any of the Senior Notes, may be enforced by the Indenture Trustee without the possession of any of the Senior Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Senior Notes.

(g)	In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Senior Notes, and it shall not be necessary to make any Senior Noteholder a party to any such Proceedings.

Remedies; Priorities

5.4 (a)	If an Event of Default shall have occurred and be continuing and the Senior Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled or if an Event of Default specified in Section 5.1(e) or 5.1(f) occurs, or at any time on or after the Final Maturity Date, subject to the provisions of Section 12.15 hereof, the Indenture Trustee shall, upon direction by the Majority Noteholders of the most senior Class Outstanding (so long as any Class of Senior Notes are Outstanding), do one or more of the following as so directed:

(i)	institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Senior Notes or under this Indenture and the Sale and Servicing Agreement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Senior Notes moneys adjudged due;

(ii)	institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Indenture Collateral;

(iii)	exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Secured Parties hereunder;

(iv)	sell all or a portion of the Indenture Collateral or any portion thereof or rights or interest therein at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.15; or

(v)	exercise any other rights and remedies that may be available at law or in equity;

provided, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Collateral unless (A) (i) prior to the payment in full of the Class A Notes, the Class B Notes and the Class C Notes, the Class A Noteholders evidencing 100% of the Outstanding Principal Balance of all Class A Notes, the Class B Noteholders evidencing 100% of the Outstanding Principal Balance of all Class B Notes and the Class C Noteholders evidencing 100% of the Outstanding Principal Balance of all Class C Notes consent thereto and (ii) from and after the payment in full of the Class A Notes, the Class B Notes and the Class C Notes, Class D Noteholders evidencing 100% of the Outstanding Principal Balance of all Class D Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Senior Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Senior Notes for principal and interest or (C) the Indenture Trustee determines that the Loans will not continue to provide sufficient funds for the payment of principal of and interest on the Senior Notes, as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of (i) prior to the payment in full of the Class A Notes, the Class B Notes and the Class C Notes, the Class A Noteholders evidencing 66 2/3% of the Outstanding Principal Balance of all Class A Notes, the Class B Noteholders evidencing 66 2/3% of the Outstanding Principal Balance of all Class B Notes and the Class C Noteholders evidencing 66 2/3% of the Outstanding Principal Balance of all Class C Notes and (ii) from and after the payment in full of the Class A Notes, the Class B Notes and the Class C Notes, the Class D Noteholders evidencing 66 2/3% of the Outstanding Principal Balance of all Class D Notes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Collateral for such purpose. Notwithstanding the foregoing, so long as a Servicer Default has not occurred, any Sale of the Indenture Collateral shall be made subject to the continued servicing of the Loans by the Servicer as provided in the Sale and Servicing Agreement. The cost of such opinion by an independent accounting firm shall be paid by the Issuer. If the applicable Noteholders consent to any sale or liquidation of the Indenture Collateral or any portion thereof is required by this Section 5.4(a), the Indenture Trustee shall sell or liquidate the Indenture Collateral, or such portion thereof, in accordance with Section 5.15 at one or more public or private sales conducted in any manner permitted by law; provided that so long as MCG or any of its Affiliates is Servicer, any Senior Notes beneficially owned by MCG or any of its Affiliates shall be disregarded and deemed not to be Outstanding for the purposes of any vote, direction or consent pursuant to this Section 5.4(a).

(b)	If the Indenture Trustee collects any money or property pursuant to this Section 5, it shall pay out the money or property as follows:

(1)	to the Backup Servicer, any Servicer Transfer Fees incurred and unpaid in an amount not to exceed $100,000, and then, to the Indenture Trustee, the Backup Servicer and the Owner Trustee, any amounts owed to such parties under the Transaction Documents for fees and expenses, including the Servicer Transfer Fees, if any, other than for fees, expenses and other amounts related to indemnification; provided, that in no event shall the amounts payable pursuant to this clause (1) in the aggregate, exceed the sum of (x) $125,000 and (y) 0.02% of the Aggregate Outstanding Principal Balance for any 12 month period;

(2)	to the Servicer, from Interest Collections received from the specific Loan for which Scheduled Payment Advances were made, reimbursement for the amount of any such Scheduled Payment Advances, relating to interest on such Loans;

(3)	to the Servicer, its Servicing Fee for the preceding Due Period, together with any amounts in respect of the Servicing Fee that were due in respect of prior Due Periods that remain unpaid;

(4)	to pay to the Holders of the Class A Notes accrued and unpaid interest (including the Defaulted Amount and interest thereon) on, first, the Class A-1 Notes accrued at the Class A-1 Note Interest Rate and second, the Class A-2 Notes accrued at the Class A-2 Note Interest Rate;

(5)	to pay principal of, first, the Class A-1 Notes until the Class A-1 Notes are paid in full and second, the Class A-2 Notes until the Class A-2 Notes are paid in full;

(6)	to the Holders of the Class B Notes, accrued and unpaid interest (including the Defaulted Amount and interest thereon) with respect to the Class B Notes accrued at the Class B Note Interest Rate;

(7)	to pay principal of the Class B Notes until the Class B Notes are paid in full;

(8)	to the Holders of the Class C Notes, accrued and unpaid interest on the Class C Notes (including the Defaulted Amount and any interest thereon) with respect to the Class C Notes accrued at the Class C Note Interest Rate;

(9)	to pay principal of the Class C Notes until the Class C Notes are paid in full;

(10)	to the Servicer, reimbursement for the amount of any Servicer Advances relating to interest on Loans, to the extent not reimbursed pursuant to clause (2) above;

(11)	pro rata to the Indenture Trustee, the Backup Servicer and the Owner Trustee, to the extent not paid pursuant to clause (1) due to the limitations set forth therein, amounts owed to such parties for fees and expenses and other amounts, including such amounts related to indemnification and, to a Successor Servicer, any Additional Servicing Fee; and

(12)	any remaining amount for payment to Holders of the Class D Notes.

The Indenture Trustee may fix a record date and Remittance Date for any payment to Noteholders pursuant to this Section 5.4. At least five days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the Remittance Date and the amount to be paid.

Optional Preservation of the Indenture Collateral

5.5 If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default or if an Event of Default specified in Section 5.1(e) or 5.1(f) occurs, or at any time on or after the Final Maturity Date and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but shall not be required to unless otherwise directed by the Noteholders in accordance with this Indenture, elect to maintain possession of the Indenture Collateral. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Collateral. In determining whether to maintain possession of the Indenture Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Collateral for such purpose.

Limitation of Suits

5.6 No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 12.15 hereof:

(a)	such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b)	except as otherwise provided in Section 5.7(a), (A) prior to the payment in full of the Class A Notes, the Class B Notes and the Class C Notes, the Class A Noteholders evidencing 25% of the Outstanding Principal Balance of all Class A Notes, the Class B Noteholders evidencing 25% of the Outstanding Principal Balance of all Class B Notes and the Class C Noteholders evidencing 25% of the Outstanding Principal Balance of all Class C Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder and (B) from and after the payment in full of the Class A Notes, the Class B

Notes and the Class C Notes, Class D Noteholders evidencing 25% of the Outstanding Principal Balance of all Class D Notes, have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)	such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(d)	the Indenture Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(e)	no direction inconsistent with such written request has been given to the Indenture Trustee during such 30 day period by the Holders of a majority of the Outstanding Principal Balance of the Class A Notes, Class B Notes and Class C Notes (voting collectively as a single Class).

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Aggregate Outstanding Principal Balance, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Unconditional Rights of Noteholders To Receive Principal and Interest

5.7 (a)	Notwithstanding any other provisions in this Indenture, the Holder of any Senior Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Senior Note on or after the respective due dates thereof expressed in such Senior Note or in this Indenture and such right shall not be impaired without the consent of such Holder. Furthermore, subject to the provisions of Section 5.6, the Holder of any Note shall have the right to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

(b)	If collections in respect of the Indenture Collateral are insufficient to make payments on the Senior Notes, no other assets will be available for payment of the deficiency following realization on the Indenture Collateral, and the obligations of the Issuer to pay any deficiency shall be extinguished.

Restoration of Rights and Remedies

5.8 If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Rights and Remedies Cumulative

5.9 No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Delay or Omission Not a Waiver

5.10 No delay or omission of the Indenture Trustee or any Holder of any Senior Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 5 or by law to the Indenture Trustee or to the Senior Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Senior Noteholders, as the case may be.

Control by Noteholders

5.11 The Majority Noteholders of the most senior Class Outstanding shall have the right on behalf of all the Noteholders to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:

(a)	such direction shall not be in conflict with any rule of law or with any express provision of this Indenture (including any provision hereof which expressly provides for a greater percentage of any Class or an additional Class to effect an action hereunder and any provision providing express personal protection to the Indenture Trustee or a limitation on the liability of the Issuer);

(b)	subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Indenture Collateral shall be by Holders of the Notes representing (A) prior to the payment in full of the Class A Notes, 100% of the Outstanding Principal Balance of all Class A Notes (voting together and not as separate sub-classes) (B) after the payment in full of the Class A Notes, 100% of the Outstanding Principal Balance of all Class B Notes, (D) after the payment in full of the Class A Notes and Class B Notes, 100% of the Outstanding Principal Balance of all Class C Notes and (E) after payment in full of the Senior Notes, 100% of the Outstanding Principal Balance of all Class D Notes;

(c)	if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Indenture Collateral pursuant to such Section, then any direction to the Indenture Trustee to sell or liquidate the Indenture Collateral shall be of no force and effect unless (A) prior to the payment in full of the Class A Notes, the Class B Notes and the Class C Notes, the Class A Noteholders evidencing 100% of the Outstanding Principal Balance of all Class A Notes, the Class B Noteholders evidencing 100% of the Outstanding Principal Balance of all Class B Notes and the Class C Noteholders evidencing 100% of the Outstanding Principal Balance of all Class C Notes consent thereto and (B) from and after the payment in full of the Class A Notes, the Class B Notes and the Class C Notes, the Class D Noteholders evidencing 100% of the Outstanding Principal Balance of all Class D Notes consent thereto; and

(d)	the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section 5.11, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

Waiver of Past Defaults

5.12 Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Majority Noteholders, may waive any past Event of Default and its consequences except (a) an Event of Default with respect to payment of principal of or interest (and the Defaulted Amount and any interest thereon) on any of the Senior Notes or in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Senior Note, (b) in respect of a covenant or provision hereof that under Section 9.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Senior Note affected thereby or (c) in respect of any negative covenant under Section 3.10(d). In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto. The Indenture Trustee shall promptly give written notice of any such waiver to the Servicer and to each Rating Agency.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Undertaking for Costs

5.13 All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 25% of the Outstanding Principal Balance of the most senior Class Outstanding or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note, on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the applicable Redemption Date).

Waiver of Stay or Extension Laws

5.14 The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Sale of Indenture Collateral

5.15 (a)	The power to effect any sale or other disposition (a Sale) of any portion of Indenture Collateral pursuant to Section 5.4 is expressly subject to the provisions of Section 5.5 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Indenture Collateral remaining unsold, but shall continue unimpaired until the entire Indenture Collateral shall have been sold or all amounts payable on the Senior Notes and under this Indenture shall have been paid. The Indenture Trustee may, upon giving notice on behalf of the Issuer to the Secured Parties, and shall, upon written direction of the Majority Noteholders of the most senior Class Outstanding, from time to time postpone any Sale by public announcement made at the time of and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b)	In connection with a Sale of all or any portion of the Indenture Collateral:

(i)	any Holder or Holders of Senior Notes may bid for and purchase the property offered for Sale, and upon compliance with the terms of Sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Senior Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such Sale, be payable thereon, and such Senior Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(ii)	the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, Requirements of Law in connection therewith, may purchase all or any portion of the Indenture Collateral in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Senior Notes as a result of such Sale in accordance with Section 5.4(b) on the Remittance Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Senior Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(iii)	the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Indenture Collateral in connection with a Sale thereof;

(iv)	the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Indenture Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(v)	no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

Action on Notes

5.16 The Indenture Trustee’s right to seek and recover judgment on the Senior Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Senior Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with subsection 5.4(b).

Performance and Enforcement of Certain Obligations

5.17 (a)	Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Trust Depositor and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Transaction Documents, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transaction Documents to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Issuer, the Trust Depositor or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Issuer, the Trust Depositor or the Servicer of each of their obligations under the Transaction Documents.

(b)	If a Servicer Default has occurred and is continuing, the Indenture Trustee, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of (i) prior to the payment in full of the Class A Notes, the Class A Noteholders evidencing 66 2/3% of the Outstanding Principal Balance of all Class A Notes (voting together, and not as separate sub-classes), or, if no Class A Notes are Outstanding, the Class B Noteholders evidencing 66 2/3% of the Outstanding Principal Balance of all Class B Notes or, if no Class B Notes are outstanding, the Class C Noteholders evidencing 66 2/3% of the Outstanding Principal Balance of all Class C Notes or, if no Senior Notes are Outstanding, the Class D Noteholders evidencing 66 2/3% of the Outstanding Principal Balance of all Class D Notes (provided, in determining such direction, any Notes beneficially owned by the Servicer or any of its Affiliates shall be disregarded and deemed not to be Outstanding), shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Servicer, of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall not be suspended.

6. THE INDENTURE TRUSTEE

Duties of Indenture Trustee

6.1 (a)	If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs with respect to the Indenture Collateral.

(b)	Except during the continuance of an Event of Default or Servicer Default:

(i)	the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)	in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)	The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)	this paragraph does not limit the effect of paragraph (b) of this Section 6.1;

(ii)	the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)	the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d)	Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (f) of this Section 6.1.

(e)	The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)	The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, to expend or risk its own funds or otherwise incur financial liability or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless the Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses, and liabilities that might be incurred by it in compliance with the request or direction.

(g)	Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1.

(h)	The Indenture Trustee shall not be deemed to have notice of any Event of Default unless the Indenture Trustee has received notice thereof in the manner provided herein or in the Sale and Servicing Agreement or a Responsible Officer assigned to and working in the Indenture Trustee’s Corporate Trust Office has actual knowledge thereof.

(i)	Funds held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

Rights of Indenture Trustee

6.2 (a)	The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)	Before the Indenture Trustee acts or refrains from acting, it may require (or if expressly required herein or in the Sale and Servicing Agreement, shall require) an Officer’s Certificate, or, with respect to legal matters, an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)	The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)	The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee shall be liable for any conduct constituting willful misconduct, negligence or bad faith or breach of this Agreement or the Sale and Servicing Agreement or the letter agreement with respect to the Principal and Interest Account.

(e)	The Indenture Trustee may consult with legal counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such legal counsel.

(f)	The Indenture Trustee shall not be bound to make any investigation into the performance of the Issuer or the Servicer under this Indenture or any other Transaction Document or into the matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other document, but the Indenture Trustee, in its discretion, may make any further inquiry or investigation into those matters that it deems appropriate, and if the Indenture Trustee determines to inquire further, it shall be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney.

(g)	If the Indenture Trustee is also acting as Paying Agent or as Note Registrar, the rights and protections afforded to the Indenture Trustee pursuant to the Article shall also be afforded to it in such additional capacities.

Individual Rights of Indenture Trustee

6.3 The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Registrar, co-registrar, Paying Agent or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

Indenture Trustee’s Disclaimer

6.4 The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Sale and Servicing Agreement, the Trust Agreement or any other Transaction Document, the validity or sufficiency of any security interest intended to be created or the characterization of the Notes for tax purposes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Notice of Event of Default

6.5 The Indenture Trustee shall mail to each Noteholder and the Issuer notice of an Event of Default or Servicer Default promptly (and in no event later than two Business Days) after the Indenture Trustee has received notice or has actual knowledge thereof in accordance with Section 6.1(h).

Reports by Indenture Trustee to Holders

6.6 The Indenture Trustee shall deliver to each Noteholder such information as may be required by a Governmental Authority or as requested by a Noteholder to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuer’s or a Noteholder’s written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer or such Noteholder that is reasonably available to the Indenture Trustee to enable the Issuer or such Noteholder to perform its federal and state income tax reporting obligations.

Compensation and Indemnity

6.7 The Issuer shall or shall cause the Trust Depositor to pay to the Indenture Trustee on each Remittance Date such reasonable compensation for its services pursuant to a separate agreement between the Indenture Trustee and the Trust Depositor. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Trust Depositor to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall or shall cause the Trust Depositor to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Trust Depositor promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Trust Depositor shall not relieve the Issuer or the Trust Depositor of its obligations hereunder or under the Trust Agreement. Neither the Issuer nor the Trust Depositor need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section 6.7 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.1(e) or (f), the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

The amounts payable to the Indenture Trustee pursuant to this Section 6.7 shall not, except as provided by Section 7.5(a)(15) and Section 7.5(c)(7) of the Sale and Servicing Agreement, exceed on any Remittance Date the Dollar limitation applicable to the Indenture Trustee described in Section 7.5(a)(1) of the Sale and Servicing Agreement for such Payment Date, and the Indenture Trustee shall have a Lien ranking senior to that of the Noteholders upon all property and funds held or collected as part of the Indenture Collateral to secure payment of amounts payable to the Indenture Trustee under this Section 6.7, not to exceed such amount with respect to any Remittance Date; provided that (A) the Indenture Trustee shall not institute any proceeding for enforcement of such Lien except in connection with an action pursuant to Section 5.3 or 5.4 for the enforcement of the Lien of this Indenture for the benefit of the Secured Parties and (B) the Indenture Trustee may only enforce such a Lien in conjunction with the enforcement of the rights of the Secured Parties in the manner set forth in Section 5.4. Amounts payable to the Indenture Trustee under this Section 6.7 shall constitute administration expenses under any Insolvency Law.

Fees applicable to periods shorter than a calendar quarterly period shall be prorated based on the actual number of days within such period. The Indenture Trustee shall receive amounts pursuant to this Section 6.7 and Section 7.5(c)(7) of the Sale and Servicing Agreement only in accordance with the Priority of Payments.

Replacement of Indenture Trustee

6.8 No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8. The Indenture Trustee may resign at any time by so notifying the Issuer. The Majority Noteholders or the Issuer, with the written consent of the Majority Noteholders, may remove the Indenture Trustee by so notifying the Indenture Trustee and the Rating Agencies in writing and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(a)	the Indenture Trustee fails to comply with Section 6.11;

(b)	the Indenture Trustee is adjudged a bankrupt or insolvent;

(c)	a receiver or other public officer takes charge of the Indenture Trustee or its property;

(d)	the Indenture Trustee otherwise becomes incapable of acting; or

(e)	the Indenture Trustee defaults in any of its obligations under the Transaction Documents and such default is not cured within 30 days after a Responsible Officer of the Indenture Trustee receives written notice of such default.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. No successor Indenture Trustee shall accept appointment as provided in this Section 6.8 unless at the time of such acceptance such Person shall be eligible under the provisions of Section 6.11. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property (including all Indenture Collateral) held by it as Indenture Trustee to the successor Indenture Trustee and shall execute and deliver such instruments and such other documents as may reasonably be required to more fully and certainly vest and confirm in the successor Indenture Trustee all such rights, powers, duties and obligations.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Majority Noteholders, may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the Issuer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 6.8, the Servicer shall mail notice of such succession hereunder to all Holders of Notes at their addresses as shown in the Note Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Servicer.

Successor Indenture Trustee by Merger

6.9 If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that, such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies with notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force and effect as permitted by the Notes or this Indenture.

Appointment of Co-Indenture Trustee or Separate Indenture Trustee

6.10 (a)	Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments necessary or desirable to appoint one or more Persons, to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Indenture Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such interest to the Indenture Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 6.11 and no notice to the Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof. No appointment of a co-trustee or a separate trustee shall relieve the Indenture Trustee of its duties and obligations hereunder.

(b)	Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)	all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)	no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)	the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)	Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 6. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)	Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Eligibility; Disqualification

6.11 The Indenture Trustee hereunder shall at all times (a) be (i) a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) authorized under such laws to exercise corporate trust powers, (iii) having a combined capital and surplus of at least $250,000,000, (iv) having unsecured and unguaranteed long-term debt obligations rated at least “Baa3” by Moody’s (and if rated “Baa3” by Moody’s is not on watch for possible downgrade) and, “BBB” by Fitch (if rated by Fitch), and (v) is subject to supervision or examination by federal or state authority and (b) satisfy the requirements of Rule 3a-7(a)(4)(i) under the Investment Company Act. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.11 its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.11, the Indenture Trustee shall (a) give prompt notice to the Issuer, the Trust Depositor, the Servicer and the Noteholders that it has so ceased to be eligible to be the Indenture Trustee and (b) resign, upon the request of the Majority Noteholders in the manner and with the effect specified in Section 6.8.

Representations, Warranties and Covenants of Wells Fargo

6.12 Wells Fargo hereby makes the following representations, warranties and covenants on which the Issuer, the Trust Depositor, the Servicer and the Noteholders shall be entitled to rely:

(a)	Wells Fargo is a national banking association duly organized, validly existing and in good standing under the law of the United States with authority to exercise trust powers.

(b)	Wells Fargo has full power, authority and legal right to execute, deliver and perform this Indenture and the other Transaction Documents to which it is a party and shall have taken all necessary action to authorize the execution, deliver and performance by it of this Indenture and the other Transaction Documents to which it is a party.

(c)	The execution, delivery and performance by Wells Fargo of this Indenture and the other Transaction Documents to which it is a party does not and shall not (i) violate any provision of any law or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to Wells Fargo or any of its assets, (ii) violate any provision of the corporate charter or by-laws of the Indenture Trustee or (iii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Indenture Collateral pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to materially and adversely affect the Indenture Trustee’s performance or ability to perform its duties under this Indenture and the other Transaction Documents to which it is a party or the transactions contemplated in this Indenture and the other Transaction Documents to which it is a party.

(d)	The execution, delivery and performance by Wells Fargo of this Indenture and the other Transaction Documents to which it is a party shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of any governmental authority or agency regulating the banking and corporate trust activities of the Indenture Trustee.

(e)	This Indenture and the other Transaction Documents to which it is a party have been duly executed and delivered by Wells Fargo and constitute the legal, valid and binding agreements of Wells Fargo, enforceable in accordance with their respective terms, subject to the effect of insolvency, conservatorship, receivership, reorganization, moratorium and other similar laws relating to or affecting rights of creditors of national banking associations generally or the application of equitable principles in any proceeding, whether at law or in equity. Wells Fargo hereby agrees and covenants that it will not at any time in the future, deny that this Indenture and the other Transaction Documents to which it is a party constitute the legal, valid and binding agreement of Wells Fargo.

(f)	Wells Fargo shall not take any action, or fail to take any action, if such action or failure to take action could reasonably be expected to interfere with the enforcement of any rights of the Noteholders under this Indenture or the other Transaction Documents.

Directions to Indenture Trustee

6.13 The Indenture Trustee is hereby directed:

(a)	to accept collateral assignment of the Loan Assets and hold the assets of the Indenture Collateral as security for the Senior Noteholders;

(b)	to authenticate and deliver the Notes substantially in the forms attached hereto as Exhibits A-1, A-2, A-3, A-4, B-1, B-2, C and D and in accordance with the terms of this Indenture;

(c)	to execute and deliver the Transaction Documents to which it is a party; and

(d)	to take all other actions as shall be required to be taken by the terms of this Indenture and the Sale and Servicing Agreement.

7. NOTEHOLDERS’ LISTS AND REPORTS

Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders

7.1 The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) within one day after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and (b) at such other times as the Indenture Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Preservation of Information; Communications to Noteholders

7.2 (a)	The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

(b)	Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c)	The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA § 312(c).

(d)	The Indenture Trustee shall furnish to the Noteholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Indenture Trustee under the Transaction Documents.

Fiscal Year

7.3 Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

8. TRUST ACCOUNTS, DISBURSEMENTS AND RELEASES

Collection of Money

8.1 Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all funds and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such funds received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any Event of Default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Section 5.

Accounts

8.2 (a)	On or prior to the Closing Date, the Issuer shall cause to be established and maintained, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholder, the Accounts as provided in Sections 7.1, 7.2 and 7.3 of the Sale and Servicing Agreement.

(b)	All funds required to be deposited in the Principal and Interest Account with respect to the preceding Due Period will be deposited in the Principal and Interest Account as provided in Section 7.3 of the Sale and Servicing Agreement. On or before each Determination Date, the Interest Collections and Principal Collections with respect to the preceding Due Period will be transferred from the Principal and Interest Account to the Note Distribution Account as provided in Section 7.5 of the Sale and Servicing Agreement.

(c)	On each Remittance Date, the Indenture Trustee shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of each Class of Notes, and to the Paying Agent under the Trust Agreement, for distribution to the Noteholders in accordance with the provisions of Section 7.5 of the Sale and Servicing Agreement.

(d)	All funds deposited from time to time in the Note Distribution Account pursuant to the Sale and Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders and all investments made with such moneys including all income or other gain from such investments are for the benefit of the Noteholders as provided by the Sale and Servicing Agreement.

(e)	The Indenture Trustee shall invest any funds in the Accounts as provided in the Sale and Servicing Agreement.

Opinion of Counsel

8.3 Except for releases or conveyances required or permitted by the Sale and Servicing Agreement and the other Transaction Documents, the Indenture Trustee shall receive at least two Business Days’ notice when requested by the Issuer to take any action pursuant to subsection 8.4(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee (but subject to customary qualifications), stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action could not reasonably be expected to adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Indenture Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

Release of Indenture Collateral

8.4 (a)	Subject to the payment of its fees and reasonable expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, Section 5.9 of the Sale and Servicing Agreement and the other Transaction Documents. No party relying upon an instrument executed by the Indenture Trustee as provided in Section 6 hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any funds.

(b)	The Indenture Trustee shall, at such time as (i) there are no Senior Notes Outstanding and (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Indenture Collateral that secured the Senior Notes from the Lien of this Indenture. The Indenture Trustee shall release property from the Lien of this Indenture pursuant to this subsection 8.4(b) only upon receipt of a request from the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel (but subject to customary qualifications) stating that all conditions precedent to such release have been satisfied.

Remedies for Misrepresentations of MCG in Commercial Loan Sale Agreement; Release of Certain Indenture Collateral Upon Payment of Deposit Transfer Amount

8.5 Upon receipt by the Indenture Trustee of notice of a breach of a representation or warranty as set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4 or Section 3.5 of the

Commercial Loan Sale Agreement or a breach of any representation or warranty made or deemed made in any Addition Notice or Subsequent Purchase Agreement relating to Additional Loan Assets or Substitute Loan Assets such that, as a result of such breach of representation or warranty, any such Loan is an Ineligible Loan, the Indenture Trustee shall give prompt written notice of such breach to the Originator, the Servicer and the Issuer. Upon confirmation by the Indenture Trustee that MCG has cured such breach, the Indenture Trustee shall provide written notice of the cure and the manner such cure was effected to the Originator, the Servicer and the Issuer, within five Business Days of the Indenture Trustee’s receipt of such confirmation. If such cure was effected by the Originator or Servicer depositing or causing to be deposited in the Principal and Interest Account, the Transfer Deposit Amount, upon receipt of an Officer’s Certificate of the Servicer in the form attached as Exhibit T to the Sale and Servicing Agreement, the Indenture Trustee shall release from the Lien of this Indenture and assign to the Trust Depositor and the Trust Depositor shall, pursuant to Section 6.2 of the Commercial Loan Sale Agreement, assign to the Originator all of the Issuer’s (or Trust Depositor’s, as applicable) right, title and interest in the repurchased or substituted Loan and related Loan Assets without recourse, representation or warranty.

Surrender of Notes Upon Final Payment

8.6 By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder’s receipt of the final payment thereon.

9. SUPPLEMENTAL INDENTURES

Supplemental Indentures Without Consent of Noteholders

9.1 (a)	Without the consent of the Holders of any Notes but with the prior notice and a copy of any proposed supplemental indenture to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental, in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)	to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

(ii)	to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes;

(iii)	to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv)	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)	to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that, such action shall not as evidenced by an Opinion of Counsel (subject to customary qualifications) delivered to the Indenture Trustee, adversely affect the interests of the Noteholders in any material respect;

(vi)	to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6;

(vii)	to make any change required by the Irish Paying Agent so long as any of the Senior Notes are listed on the Irish Stock Exchange, or any other stock exchange on which any Class of Senior Notes is listed, in each case in order to permit or maintain such listing;

(viii)	to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder or under ERISA;

provided, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel (subject to customary qualifications) that entering into such indenture supplement will not (A) cause an exchange of the Notes for U.S. Federal income tax purposes under Section 1.1001-3 of Treasury regulations and (B) cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)	The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with prior notice and a copy of any such proposed supplemental indenture to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, that such action would not, as evidenced by an Opinion of Counsel, (i) be reasonably expected to adversely affect the interest of any Noteholder or (ii) cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

Supplemental Indentures With Consent of Noteholders

9.2 The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with satisfaction of the Rating Agency Condition, with the consent of the Majority Noteholders by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(a)	change the date of payment of any installment of principal of or interest on any Senior Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of the Indenture Collateral to payment of principal of or interest on the Senior Notes, or change any place of payment where, or the coin or currency in which, any Senior Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Section 5, to the payment of any such amount due on the Senior Notes on or after the respective due dates thereof;

(b)	reduce the percentage of the Aggregate Outstanding Principal Balance, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or defaults hereunder and their consequences provided for in this Indenture;

(c)	modify or alter the provisions of the proviso to the definition of the term “Outstanding” or modify or alter the exception in the definition of the term “Holder”;

(d)	reduce the percentage of the Aggregate Outstanding Principal Balance required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Indenture Collateral pursuant to Section 5.4;

(e)	modify any provision of this Section 9.2 or Section 5.15 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby; or

(f)	permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Indenture Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive any Senior Noteholder of the security provided by the Lien of this Indenture;

provided that any action set forth in clauses (a) through (f) of this Section 9.2 shall not, as evidenced by an Opinion of Counsel (subject to customary qualifications), cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Notice of Supplemental Indentures to Noteholders

9.3 Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to Section 9.1 or Section 9.2, the Indenture Trustee shall mail to each Noteholder a copy of such supplemental Indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Execution of Supplemental Indentures

9.4 In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Section 9 or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel (subject to customary qualifications) stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. The Indenture Trustee shall provide copies of each supplemental indenture to the Rating Agencies.

Effect of Supplemental Indenture

9.5 Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Reference in Notes to Supplemental Indentures

9.6 Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Section 9 may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

10. REDEMPTION

Optional Redemption and Tax Redemption

10.1 (a) Subject to compliance with the requirements of this Section 10.1 and Sections 10.2, 10.3 and 10.4:

(i)	with respect to any Remittance Date occurring during the Call Period, at the written direction of a Majority of the Class D Notes (which direction shall be given so as to be received by the Issuer, the Originator, the Initial Depositor, the Servicer, the Backup Servicer and the Indenture Trustee not later than 60 days prior to the proposed Redemption Date, which shall be a Remittance Date), the Indenture Trustee shall, on behalf of the Issuer, effect, on such Remittance Date, the redemption in whole (but not in part) of the Notes at the Applicable Redemption Prices thereof (any such redemption, an Optional Redemption); and

(ii)	upon the occurrence of a Tax Event as of any Remittance Date in an amount satisfying the Tax Materiality Condition, the Indenture Trustee shall provide prompt notice to the Issuer, the Originator, the Trust Depositor, the Servicer, the Backup Servicer, the Owner Trustee, the Noteholders and the Certificateholder upon it having actual knowledge that such an event has occurred, and at the written direction of a Majority of the Class D Notes following such Tax Event (which direction shall be accompanied by an Opinion of Counsel substantially to the effect that such a Tax Event occurred and the Tax Materiality Condition has been satisfied and which direction shall be given so as to be received by the Issuer, the Originator, the Trust Depositor, the Servicer, the Backup Servicer and the Indenture Trustee not later than 60 days prior to the proposed Redemption Date, which shall be a Remittance Date), the Indenture Trustee shall, on behalf of the Issuer, effect the redemption of the Notes of all Classes in whole (but not in part) at the Applicable Redemption Prices thereof (any such redemption, a Tax Redemption).

(b)	Upon a redemption of the Notes, the Indenture Trustee shall apply from amounts transferred to the Note Distribution Account, the following amounts in the following order of priority: first, to the payment of the amounts set forth in clauses (1), (2), (3), (14) and (15) of Section 7.5(a) of the Sales and Servicing Agreement (in that order) on a pro rata basis, second, to the Holders of the Class A-1 Notes of the Applicable Redemption Price for such Class A-1 Notes, third, to the payment to the Holders of the Class A-2 Notes of the Applicable Redemption Price of the Class A-2 Notes, fourth, to the payment to the Holders of the Class B Notes of the Applicable Redemption Price of the Class B

Notes, fifth, to the payment to the Holders of the Class C Notes of the Applicable Redemption Price of the Class C Notes; and, sixth, any amounts remaining after the application of funds pursuant to clauses first through fifth above, to the Holders of the Class D Notes. Following the liquidation of the Indenture Collateral and the distribution of any available funds remaining following a redemption of the Notes in accordance with this Section 10.1(b), all of the Class D Notes will be cancelled and deemed paid in full for all purposes, whether or not any amounts are available to the Issuer for distribution to the Class D Noteholders in connection with such redemption.

(c)	If a redemption is directed to be made pursuant to subsection (a) above, the Servicer shall make arrangements for the sale of, and on a timely basis shall direct the Indenture Trustee to sell, all of the Loans subject to Section 10.1(d).

(d)	No redemption of the Notes may be effected pursuant to Section 10.1(a) and no Loans may be sold in connection with any such redemption unless either:

(i)	at least seven Business Days before the scheduled Redemption Date, the Servicer shall have furnished to the Indenture Trustee evidence, in form satisfactory to the Indenture Trustee, that the Servicer on behalf of the Issuer has entered into a binding agreement or agreements with:

(A)	a financial institution or institutions (or a guarantor or guarantors of the obligations thereof) (x) whose long-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such institution) have a credit rating of at least “AA-“ from Fitch if rated by Fitch and of at least “Aa3” from Moody’s or (y) the short-term unsecured debt obligations of which have a credit rating of “F-1” from Fitch if rated by Fitch and of “P-1” from Moody’s or (z) the obligations of which under such binding agreements are supported by a letter of credit or other agreement acceptable to the Indenture Trustee, issued by a financial institution (or a guarantor or guarantors of the obligations thereof) satisfying either of the foregoing clauses (x) or (y); or

(B)	MCG, a fund managed by MCG, or any Affiliate of MCG

to purchase, not later than the Business Day immediately preceding the scheduled Redemption Date, in immediately available funds, all or part of the Loans at a purchase price at least equal to an amount sufficient, together with the Permitted Investments maturing prior to the scheduled Redemption Date to pay all of the amounts to be paid pursuant to clauses first through fifth of Section 10.1(b) (the aggregate amount required to make such payments and effect such redemption, the Total Redemption Amount); or

(ii)	prior to selling any Loans or any other part of the Indenture Collateral, the Servicer shall certify that the Expected Sale Proceeds thereof, together with the Permitted Investments maturing prior to the scheduled Redemption Date, shall, in the aggregate, equal or exceed the Total Redemption Amount.

(e)	Installments of interest and principal due on or prior to a Redemption Date shall continue to be payable to the Holders of such Notes as of the relevant Record Date according to their terms. An election to redeem any Notes pursuant to this Section 10.1 shall be evidenced by an Issuer Order directing the Indenture Trustee to make the payment to the Paying Agent of the Applicable Redemption Prices of all of the Notes to be redeemed from funds in the Note Distribution Account as described herein. The Issuer shall deposit, or cause to be deposited, the funds required for a redemption pursuant to Section 10.1(a) in the Note Distribution Account on or before the Business Day prior to the Redemption Date.

The Servicer on behalf of the Issuer shall set the Redemption Date and the applicable Record Date and give notice thereof to the Indenture Trustee pursuant to Section 10.2.

Notice of Optional Redemption or Tax Redemption

10.2 In the event of any redemption pursuant to Section 10.1, the Indenture Trustee on behalf of the Issuer shall, at least 20 days prior to the Redemption Date, notify the Owner Trustee, the Servicer, the Backup Servicer, the Originator, the Initial Depositor, the Irish Paying Agent (if and for so long as any Class of Senior Notes are listed on the Irish Stock Exchange) and each Rating Agency which has assigned a rating to any Class then Outstanding on such Redemption Date, of such redemption, the applicable Record Date, the Outstanding Principal Balance of Notes to be redeemed on such Redemption Date and the Applicable Redemption Prices of such Notes, in accordance with Section 10.1.

Manner of Notice of Optional Redemption or Tax Redemption or Maturity

10.3 Notice of a redemption pursuant to Sections 10.1 or 10.2 or of the maturity of any Class shall be given by first-class mail, postage prepaid, mailed not less than 10 Business Days prior to the applicable Redemption Date or Final Maturity Date to each Holder of Notes to be redeemed pursuant to Section 10.1 (or, in the case of the Final Maturity Date, to each Holder of a maturing Note) or Section 10.2, at the address of such Holder in the Note Register by the Indenture Trustee on behalf of the Issuer. In addition, if and so long as any Class of Senior Notes to be redeemed is listed on the Irish Stock Exchange, the Indenture Trustee shall cause to be delivered to the Company Announcements Office of the Irish Stock Exchange notice of such redemption and the Redemption Date not less than 10 Business Days prior to the applicable Redemption Date and promptly notify the Irish Paying Agent.

All notices of redemption or maturity shall state (such notice, the Redemption Date Statement):

(a)	the applicable Redemption Date or Final Maturity Date;

(b)	the Applicable Redemption Price for each Class being redeemed;

(c)	the Outstanding Principal Balance of each Class being redeemed;

(d)	that all the Senior Notes are being paid in full and that interest on such Senior Notes being redeemed or paid in full shall cease to accrue on the date specified in the notice;

(e)	the applicable Record Date; and

(f)	the place or places where such Notes to be redeemed are to be surrendered for final payment which shall be the office or agency of any Paying Agent.

In the event of a redemption pursuant to Section 10.1 only, the Servicer shall be permitted to instruct the Indenture Trustee on behalf of the Issuer to withdraw the notice of redemption up to the fifth Business Day prior to the scheduled Redemption Date by written notice to the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Originator and the Initial Depositor only if the Servicer shall be unable to deliver the sale agreement or agreements or certifications, as the case may be, in form satisfactory to the Indenture Trustee or in an amount sufficient to satisfy the requirements of Section 10.1(d).

At the cost of the Issuer, any notice of any such withdrawal shall be given by the Indenture Trustee to each Noteholder at such Holder’s address in the Note Register by overnight courier guaranteeing next day delivery not later than the third Business Day prior to the scheduled Redemption Date and to the Irish Paying Agent (if and for so long as any Class of Senior Notes is listed on the Irish Stock Exchange).

Notice of redemption shall be given by the Indenture Trustee on behalf of the Issuer in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Notes Payable on Redemption Date

10.4 Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable in whole at the Applicable Redemption Price therefor specified in such notice, in accordance with the Priority of Payments and from and after the Redemption Date (unless the Issuer shall default in the payment of the Applicable Redemption Price of the Senior Notes) such Senior Notes shall cease to bear interest. Upon final payment on a Note, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Indenture Trustee and the Issuer an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer and the Indenture Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender.

If any Class of Senior Notes called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Accrual Period during which such Senior Note remains Outstanding.

Principal Prepayment; Special Redemption; Effective Date Ratings Downgrade

10.5 At any time during which any Class is Outstanding:

(a)	(A) if the Class A Principal Coverage Test is not satisfied as of any Determination Date, Interest Collections remaining after payment of amounts under clauses (1) through (4) of Section 7.5(a) of the Sale and Servicing Agreement will be applied on the related Remittance Date pursuant to the Priority of Payments, until and to the extent necessary to satisfy such Class A Coverage Test as of such Determination Date, to pay principal of the Class A Notes, (B) if the Class B Principal Coverage Test is not satisfied as of any Determination Date, Interest Collections remaining after payment of amounts under clauses (1) through (6) of Section 7.5(a) of the Sale and Servicing Agreement and Principal Collections remaining after payment of amounts under clauses (1) and (2) of Section 7.5(c) of the Sale and Servicing Agreement (to the extent such amounts under clause (2) relate to clauses (1) through (6) of Section 7.5(a) of the Sale and Servicing Agreement) will be applied on the related Remittance Date pursuant to the Priority of Payments, until and to the extent necessary to satisfy such Class B Principal Coverage Test as of such Determination Date, to pay, first, principal of the Class A-1 Notes, then principal of the Class A-2 Notes and, then, principal of the Class B Notes and (C) if the Class C Principal Coverage Test is not satisfied as of any Determination Date, Interest Collections remaining after payment of amounts under clauses (1) through (9) of Section 7.5(a) of the Sale and Servicing Agreement will be applied on the related Remittance Date pursuant to the Priority of Payments, until and to the extent necessary to satisfy such Class C Principal Coverage Test as of such Determination Date, to pay, first, principal of the Class A-1 Notes, then, principal of the Class A-2 Notes and then, principal of the Class B Notes and then principal of the Class C Notes (any such prepayment, a Principal Prepayment); or

(b)	In the event of an Effective Date Ratings Downgrade, on the first Remittance Date after such Effective Date Ratings Downgrade, the Indenture Trustee shall apply, first, all Interest Collections remaining after payment of amounts referred to in clauses (1) through (12) of Section 7.5(a) of the Sale and Servicing Agreement, second, all Unused Proceeds standing to the credit to the Note Distribution Account and, third, Principal Collections remaining after payment of amounts referred to in clauses (1) and (2) of Section 7.5(c) (to the extent that amounts under Clause (2) relate to clauses (1) through (12) of Section 7.5(a) of the Sale and Servicing Agreement) to the payment of, first, principal of the Class A-1 Notes, then, principal of the Class A-2 Notes and, then, principal of the Class B Notes and then, principal of the Class C Notes, in each case in accordance with the Priority of Payments, in each case, until and to the extent necessary for each of the Rating Agencies to confirm the ratings assigned by it on the Closing Date to each Class of Senior Notes. The Indenture Trustee on behalf of the Issuer shall inform the Irish Paying Agent (to the extent required by the rules of the Irish Stock Exchange) of any Effective Date Ratings Downgrade.

11. NOTEHOLDER RELATIONS

Subordination

11.1 (a)	Anything in this Indenture, the Notes or the Sale and Servicing Agreement to the contrary notwithstanding, the Certificateholder and the Holders of the Class D Notes and the Certificate agree for the benefit of the Holders of the Class A Notes, Class B Notes and Class C Notes that the Class D Noteholders’ and the Certificateholder’s rights in and to the Indenture Collateral shall be subordinate and junior to Class A Notes, Class B Notes and Class C Notes to the extent and in the manner set forth in this Indenture including as set forth in the Priority of Payments and Section 10.1(b) and as hereinafter provided. Anything in this Indenture, the Notes or the Sale and Servicing Agreement to the contrary notwithstanding, the Holders of the Class C Notes agree for the benefit of the Holders of the Class A Notes and Class B Notes that the Class C Noteholders’ rights in and to the Indenture Collateral shall be subordinate and junior to Class A Notes and Class B Notes to the extent and in the manner set forth in this Indenture including as set forth in the Priority of Payments and Section 10.1(b) and as hereinafter provided. Anything in this Indenture, the Notes or the Sale and Servicing Agreement to the contrary notwithstanding, Holders of the Class B Notes agree for the benefit of the Holders of the Class A Notes that the Class B Noteholders’ rights in and to the Indenture Collateral shall be subordinate and junior to Class A Notes to the extent and in the manner set forth in this Indenture including as set forth in the Priority of Payments and Section 10.1(b) and as hereinafter provided. Anything in this Indenture, the Notes or the Sale and Servicing Agreement to the contrary notwithstanding, Holders of the Class A-2 Notes agree for the benefit of the Holders of the Class A-1 Notes that the Class A-2 Noteholders’ rights in and to the Indenture Collateral shall be subordinate and junior to Class A-1 Notes to the extent and in the manner set forth in this Indenture including as set forth in the Priority of Payments and Section 10.1(b) and as hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Section 5.2, including as a result of an Event of Default specified in Section 5.1(e) or (f), the Class A-1 Notes shall be paid in full in Cash or, to the extent a Majority of the Class A-1 Notes consents, other than in Cash, before any further payment or other distribution is made on account of the Class A-2 Notes, Class B Notes, Class C Notes, Class D Notes or the Certificate. The Holders of the Class D Notes and the Certificateholder agree, for the benefit of the Holders of the Class A Notes, Class B Notes and Class C Notes, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class D Notes or under the Certificate, or hereunder until the Class A Notes, Class B Notes and Class C Notes have been paid in full and a year and a day or, if longer, the applicable preference period then in effect under any applicable Insolvency Law, has elapsed since such payment. The Holders of the Class C Notes agree, for the benefit of the Holders of the Class A Notes and Class B Notes, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class C Notes or hereunder until the Class A Notes and Class B Notes have been paid in full and a year and a day or, if longer, the applicable preference period then in effect under any applicable Insolvency Law, has elapsed since such payment. The Holders of the Class B Notes agree, for the benefit of the Holders of the Class A Notes, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class B Notes or hereunder until the Class A Notes have been paid in full and a year and a day or, if longer, the applicable preference period then in effect under any applicable Insolvency Law, has elapsed since such payment. The Holders of the Class A-2 Notes agree, for the benefit of the Holders of the Class A-1 Notes, not to cause the filing of a petition of bankruptcy against the Issuer for failure to pay them amounts due under the Class A-2 Notes or hereunder until the Class A-1 Notes have been paid in full and a year and a day or, if longer, the applicable preference period then in effect under any applicable Insolvency Law, has elapsed since such payment.

(b)	If, notwithstanding the provisions of this Indenture, any Holder of any Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes, Class D Notes or the Certificateholder shall have received any payment or distribution in respect thereof contrary to the provisions of this Indenture, then, unless and until the Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes or Class D Notes as the case may be, shall have been paid in full in Cash or, to the extent a Majority of the Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes and Class D Notes, as the case may be, consent, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Indenture Trustee, which shall pay and deliver the same to the Holders of the Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes and Class D Notes, as the case may be, in accordance with this Indenture; provided that, if any such payment or distribution is made other than in Cash, it shall be held by the Indenture Trustee as part of the Trust Estate and subject in all respects to the provisions of this Indenture, including this Section 11.1.

(c)	Each Holder of Class A Notes, Class B Notes, Class C Notes and Class D Notes and the Certificateholder agrees with all Holders of Class A Notes, Class B Notes, Class C Notes and Class D Notes, as the case may be, that such Holder of Class A Notes, Class B Notes, Class C Notes or Class D Notes and the Certificateholder shall not demand, accept or receive any payment or distribution in respect thereof in violation of the provisions of this Indenture including this Section 11.1; provided that (i) after the Class A-1 Notes have been paid in full, the Holders of the Class A-2 Notes shall be fully subrogated to the rights of the Holders of the Class A-1 Notes, (ii) after the Class A Notes have been paid in full, the Holders of the Class B Notes shall be fully subrogated to the rights of the Holders of the Class A Notes, (iii) after the Class A Notes and Class B Notes have been paid in full, the Holders of the Class C Notes shall be fully subrogated to the rights of the Holders of the Class A Notes and Class B Notes, (iv) after the Class A Notes, Class B Notes and Class C Notes have been paid in full, the Holders of the Class D Notes shall be fully subrogated to the rights of the Holders of the Class A Notes, Class B Notes and Class C Notes and (v) after the Class A Notes, Class B Notes, Class C Notes and Class D Notes have been paid in full, the Certificateholder shall be fully subrogated to the rights of the Holders of the Class A Notes, Class B Notes, Class C Notes and Class D Notes. Nothing in this Section 11.1 shall affect the obligation of the Issuer to pay the Holders of the Class A Notes, Class B Notes, Class C Notes or Class D Notes or the Certificateholder.

Standard of Conduct

11.2 In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Secured Party under this Indenture, subject to the terms and conditions of this Indenture, including Section 5.7 and Section 11.1, a Secured Party or Secured Parties shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Secured Party, the Issuer, the Certificateholder or any other Person.

12. MISCELLANEOUS

Compliance Certificates and Opinions, etc.

12.1 (a)	Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if required, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)	a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)	a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(iv)	a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(v)	if the signer of such Certificate or Opinion is required to be Independent, the Statement required by the definition of the term “Independent”.

(b) (i)	Prior to the deposit of any Indenture Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in subsection 12.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the estimated fair value (within 90 days of such deposit) to the Issuer of the Indenture Collateral or other property or securities to be so deposited.

(ii)	Subject to clause (iii), whenever any property or securities are to be released from the Lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the estimated fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iii)	Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this Section 12.1, (A) collect, sell or otherwise dispose of Loans and other Indenture Collateral as and to the extent permitted or required by the Transaction Documents, or (B) make cash payments out of the Trust Accounts.

Form of Documents Delivered to Indenture Trustee

12.2 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Issuer, the Trust Depositor, or other appropriate Person, stating that the information with respect to such factual matters is in the possession of the Servicer, the Issuer, the Trust Depositor or such other Person, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy in all material respects, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 6.

Acts of Noteholders

12.3 (a)	Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 12.3.

(b)	The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)	The ownership of Notes shall be proved by the Note Register.

(d)	Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Notices, etc., to Indenture Trustee and Others

12.4 Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(a)	the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee and received at the Corporate Trust Office, or

(b)	the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: MCG Commercial Loan Trust 2004–1, c/o Wilmington Trust Company, One Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, with a copy to MCG Capital Corporation at 9011 Arboretum Parkway, Suite 250, Richmond, Virginia 23236, Attention: Chief Accounting Officer and at 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia 22209, Attention: Chief Financial Officer and General Counsel, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer, MCG or the Trust Depositor. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Fitch, at the following address: 55 East Monroe Street, Suite 3500, Chicago, Illinois 60603, Attention: CDO Surveillance, and (ii) in the case of Moody’s, at the following address: Moody’s Investors Service, ABS Monitoring Department, 99 Church Street, New York, New York 10007, e-mail: cdomonitoring@moodys.com; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties; provided, that no notice shall be required to be given to the Rating agencies until a Class of Notes has been rated by such Rating Agency.

Notices to Noteholders; Waiver

12.5 Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Alternate Payment and Notice Provisions

12.6 Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Effect of Headings

12.7 The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Successors and Assigns

12.8 All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Severability

12.9 In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Benefits of Indenture

12.10 Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Legal Holidays

12.11 In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Governing Law; Submission to Jurisdiction

12.12 This Indenture, each supplement hereto and the Notes shall be governed by and construed in accordance with, and all matters arising out of this Indenture, each supplement thereto and the Notes (whether in contract, tort or otherwise) shall be governed by the law of the State of New York.

Each party hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and each party hereto irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each party hereto irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the address set forth in Section 12.4(b). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Counterparts

12.13 This Indenture may be executed in any number of counterparts (including by facsimile), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Issuer Obligation

12.14 No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee and the Trust Company shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

No Petition

12.15 The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Trust Depositor or the Issuer, or join in any institution against the Trust Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Transaction Documents.

Inspection; Confidentiality

12.16 The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, and in a manner that does not unreasonably interfere with the Issuer’s normal operations, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times, in such reasonable manner, and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives, its legal counsel and its auditors to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder and under applicable law.

Limitation of Liability

12.17 It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee on behalf of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Indenture and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Indenture or any related documents.

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IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

MCG COMMERCIAL LOAN TRUST 2004–1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

	By:	/s/ James P. Lawler
Name: James P. Lawler
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, except as herein expressly provided, but solely as the Indenture Trustee

By:	/s/ Joe Nardi
Name: Joe Nardi
Title: Vice President